SCHEDULE 14A
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12
K12 INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Securities Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

November 26, 2010
Dear Fellow Stockholders:

On behalf of our Board of Directors, I cordially invite you to attend the 2010 Annual Meeting of the stockholders of K12 Inc. to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 16, 2010, at 10:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

Andrew H. Tisch
Chairman of the Board of Directors

K12 INC.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2010

To the Stockholders of K12 Inc.:

Notice is hereby given that the annual meeting of stockholders of K12 Inc., a Delaware corporation (the “Company”), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Thursday, December 16, 2010, at 10:00 A.M., Eastern Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting are:

1. a proposal to elect directors to the Company’s Board of Directors for one-year terms;

2. a proposal to approve an amendment to our 2007 Equity Incentive Award Plan;

3. a proposal to ratify the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011; and

4. to act upon such other matters as may properly come before the annual meeting or any adjournments or postponements of the Annual Meeting.

The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the fiscal year ended June 30, 2010. The Annual Report to Stockholders consists of our Annual Report on Form 10-K for the year ended June 30, 2010, as filed with the U.S. Securities and Exchange Commission on September 13, 2010, as well as certain information contained in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on November 3, 2010, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Consequently, only stockholders of record at the close of business on November 3, 2010, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

For admission to the meeting, all stockholders should come to the stockholder check-in table. Those who own shares in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the record date. Those who have beneficial ownership of stock through a bank or broker must bring account statements or letters from their banks or brokers indicating that they owned the Company’s common stock as of November 3, 2010. In order to vote at the meeting, beneficial owners of stock must bring legal proxies, which can be obtained only from their brokers or banks.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDERS MEETING TO BE HELD ON DECEMBER 16, 2010

•	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

•	The proxy statement, the annual report to stockholders (Form 10-K), and the proxy card are available at: http://proxy.ir.k12.com.

By Order of the Board of Directors

Howard D. Polsky
General Counsel and Secretary

Herndon, Virginia
November 26, 2010

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2010

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of K12 Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Thursday, December 16, 2010, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company,” and “K12” each refer to K12 Inc. The mailing address of our principal executive office is 2300 Corporate Park Drive, Herndon, VA 20171. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are first being mailed on or about November 26, 2010, to holders of record as of November 3, 2010 of our common stock, par value $0.0001 per share, or Common Stock.

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on November 3, 2010, as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 31,006,061 shares of Common Stock issued and outstanding. We have no other class of voting securities outstanding.

Stockholders of record on the Record Date will be entitled to one vote per share of Common Stock on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of stockholders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the Annual Meeting; (2) the amendment to the 2007 Equity Incentive Award Plan must be approved by a majority of the shares present and voting at the Annual Meeting; and (3) the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011, or fiscal year 2011, and such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting, must be approved by the affirmative vote of a majority of the votes properly cast at the Annual Meeting.

Voting; Proxies; Revocation

Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted “FOR”:

1. a proposal to elect directors to the Company’s Board of Directors for one-year terms;

2. a proposal to approve an amendment to our 2007 Equity Incentive Award Plan; and

3. a proposal to ratify the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for fiscal year 2011.

If other matters are properly presented at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

The person who executes a proxy may revoke it at, or before, the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to K12 Inc., Attn: General Counsel and Secretary, 2300 Corporate Park Drive, Herndon, VA 20171. If your shares of Common Stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast “For” or “Against” a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes, and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of the outstanding Common Stock entitled to vote at the Annual Meeting.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person, or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

2

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers address briefly some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annex to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Why am I receiving this Proxy Statement?

The Company is soliciting proxies for an Annual Meeting of its stockholders. You are receiving a Proxy Statement because you owned shares of Common Stock on November 3, 2010, the record date for the Annual Meeting, which entitles you to vote at the meeting. By use of a proxy, you can vote, whether or not you attend the meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Why is K12 calling the Annual Meeting?

We are calling the Annual Meeting and submitting proposals to stockholders of the Company to consider and vote upon annual meeting matters, including electing directors, approving an amendment to our 2007 Equity Incentive Award Plan and ratifying the appointment of our independent registered public accounting firm.

How does this Annual Meeting differ from K12’s Special Meeting?

Separately from the Annual Meeting, the Company is planning to call a special meeting of stockholders of the Company (the “Special Meeting”) regarding a proposal to grant to the holders of the Company’s Series A Special Stock the right to convert their Series A Special Stock into Common Stock of the Company. We issued Series A Special Stock in connection with the acquisition of KC Distance Learning, Inc. The Series A Special Stock will not be voting on any proposals at the Annual Meeting or Special Meeting.

The Special Meeting is being called separately only for the purpose of considering and voting on the approval of the conversion rights and voting rights of the Series A Special Stock. None of the usual activities of an annual meeting are expected to take place at the Special Meeting.

If you are a stockholder of the Company on the record date set for the Special Meeting, you will receive a separate proxy statement soliciting proxies for the Special Meeting. In that case, it is important that you submit a proxy to vote for both the Annual Meeting and the Special Meeting.

What am I being asked to vote upon for the Annual Meeting?

You are being asked to vote in favor of the election of eight directors nominated by our Board of Directors, to approve an amendment to the Company’s 2007 Equity Incentive Award Plan and to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

How does the Board of Directors recommend that I vote?

Our Board of Directors has approved each of these proposals and recommends that you vote in favor of each of the proposals.

What do I need to do now?

After carefully reading and considering the information in this Proxy Statement, please complete, date, sign and promptly mail the proxy card in the envelope provided, which requires no postage if mailed in the United States.

May I vote in person?

Yes. If you are a stockholder of record as of November 3, 2010, you may attend the Annual Meeting and vote your shares in person instead of returning your signed proxy card. However, because you can revoke a previously granted proxy by attending the Annual Meeting and voting your shares in person, we urge you to return your proxy card even if you are planning to attend the Annual Meeting.

How do I vote if my shares are held in “street name” by my broker?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail your voting instructions as directed by your broker or bank to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If my shares are held in “street name” by my broker, will my broker vote my shares for me even if I do not give my broker voting instructions?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors or a proposal submitted by a shareholder). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. We encourage you to provide specific instructions to your broker by returning your proxy card. This ensures that your shares will be properly voted at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted at the Annual Meeting. If you are a stockholder of record, your proxy can be revoked in several ways: by timely delivery of a written revocation to our corporate secretary, by submitting another valid proxy bearing a later date or by attending the Annual Meeting and voting your shares in person, even if you have previously returned your proxy card.

When and where is the Annual Meeting?

The Annual Meeting will be held on December 16, 2010, at 10:00 a.m., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304.

Who can help answer my questions regarding the Annual Meeting or the proposals?

You may contact K12 to assist you with your questions. You may reach K12 at:

K12 Inc.
Attention: Investor Relations
2300 Corporate Park Drive
Herndon, Virginia 20171
(703) 483-7000

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently has nine members: Messrs. Craig R. Barrett, Guillermo Bron, Nathaniel A. Davis, Steven B. Fink, Ronald J. Packard, Andrew H. Tisch, Thomas J. Wilford, and Mesdames Mary H. Futrell and Jane M. Swift. The term of office of each member of our Board of Directors expires at the Annual Meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office. Mr. Wilford has informed us of his desire not to stand for reelection to our Board of Directors. Each year, the stockholders will elect the members of our Board of Directors to a one-year term of office.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has approved the nomination of eight directors, Messrs. Barrett, Bron, Davis, Fink, Packard, Tisch, and Mesdames Futrell and Swift, for election at the Annual Meeting to serve until the next annual meeting of the stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office).

Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the Annual Meeting. The Board of Directors recommends that you vote “FOR” all of the nominees listed below.

Nominees for Election at the Annual Meeting

Set forth below are the names and other information pertaining to each person nominated to the Board of Directors:

		First Year
		Elected
Name	Age	Director	Position(s)

Craig R. Barrett	70	2010	Director
Guillermo Bron	58	2007	Director
Nathaniel A. Davis	56	2009	Director
Steven B. Fink	58	2003	Director
Mary H. Futrell	70	2007	Director
Ronald J. Packard	47	2000	Director and Chief Executive Officer
Jane M. Swift	45	2008	Director
Andrew H. Tisch	60	2001	Director (Chairman)

Craig R. Barrett

Dr. Barrett joined us as a director in September 2010. He served as Chairman and Chief Executive Officer of Intel Corporation, which he joined in 1974, until his retirement in 2009. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as Co-chairman of Achieve, Inc., an independent, bipartisan, non-profit education reform organization, Chairman of Change the Equation, an organization promoting widespread literacy in science, technology, engineering and math (STEM), President and Chairman of BASIS Schools, Inc., Vice Chair of the Science Foundation Arizona, and Co-chairman of the Business Coalition for Student Achievement. Dr. Barrett holds B.S., M.S. and Ph.D. degrees in Materials Science from Stanford University. Dr. Barrett was selected as a director because of his robust knowledge and experience in information technology innovation, as well as his global, operational, and leadership experience as a Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board of Directors from his tenure in the academic world and his volunteer work and support of educational organizations.

Guillermo Bron

Mr. Bron joined us as a director in July 2007. Mr. Bron is a Managing Director of Acon Funds Management LLC, a private equity firm, and the Managing Member of PAFGP, LLC, the sole general partner of Pan American Financial, L.P. Mr. Bron has served as Chairman and a director of United Pan Am Financial Corp. (UPFC) since April 1994, and he served as a director of Pan American Bank, FSB (Pan American), a former wholly-owned subsidiary of UPFC, from 1994 to 2005. Mr. Bron has also served as Chairman of idX Corporation since July 2008 and from 2000 to 2002, Mr. Bron was a director of Telemundo Group, Inc. From 1994 to 2003, Mr. Bron was an officer, director and principal stockholder of a general partner of Bastion Capital Fund, L.P., a private equity investment fund primarily focused on the Hispanic market. Previously, Mr. Bron was a Managing Director of Corporate Finance and Mergers and Acquisitions at Drexel Burnham Lambert. Mr. Bron holds a B.S. in Electrical Engineering and Management from Massachusetts Institute of Technology and an M.B.A. from Harvard University. Mr. Bron was selected as a director because his extensive executive leadership and international experience, as well as his expertise in investment banking and capital markets, enable him to bring valuable insights to the Board of Directors in the areas of finance and strategy, as well as other matters. The Board of Directors also benefits from his prior experience as a public company director and audit committee member.

Nathaniel A. Davis

Mr. Davis joined us as a director in July 2009. He is currently managing director of RANND Advisory Group. Previously, Mr. Davis was Chief Executive Officer and President of XM Satellite Radio. He also served on the XM Satellite Radio board from 1999 through 2008. From 2000 to 2003, Mr. Davis was President and Chief Operating Officer, and board member of XO Communications Inc. Mr. Davis has also held senior executive positions at Nextel Communications (EVP, Network and Technical Service), MCI Telecommunications (Chief Financial Officer), and MCI Metro (President and Chief Operating Officer). Mr. Davis has previously served on the board of several public and private firms including Mutual of America Capital Management Corporation, Charter Communications, and Telica Switching. Mr. Davis currently serves as a director of the Progressive Life Center. Mr. Davis received an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Engineering Computer Science at the Moore School of the University of Pennsylvania, and a B.S. in Engineering from Stevens Institute of Technology. Mr. Davis was selected as a director based on his strong record of executive management, finance and systems engineering skills, as well as his insight into the considerations necessary to run a successful, diverse global business. The Board of Directors also benefits from his previous service on other public company boards and his experience in accounting and financial reporting.

Steven B. Fink

Mr. Fink joined us as a director in October 2003. Mr. Fink has served as a director of Nobel Learning Communities, Inc. since 2003. Mr. Fink currently serves as Chairman of Heron International and as a director of the Foundation of the University of California, Los Angeles. From 1999 to 2009, Mr. Fink served as a director of Leapfrog, Inc. and its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe, and Chairman and Chief Executive Officer of Nextera. Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies in addition to his membership on various company audit committees which enables him to contribute significantly to the oversight and governance of the Company.

Mary H. Futrell

Dr. Futrell joined us as a director in August 2007. Until September 2010, Dr. Futrell was the Dean of the Graduate School of Education and Human Development at the George Washington University. She has served as a director of Horace Mann Educators Corporation since 2001. She is the Co-director of the GWU Institute for Curriculum, Standards and Technology, the founding President of Education International and a past president of the World Confederation of the Teaching Profession. Previously, she served as President of the Virginia Education Association, and ERAmerica. Dr. Futrell served as President of the National Education Association (NEA) from 1983 to 1989. Dr. Futrell has also served on the boards of the Kettering Foundation, the Carnegie Foundation for the

Advancement of Teaching Leadership, the National Holmes Partnership, the National Commission on Teaching and America’s Future, the National Society for the Study of Education. Dr. Futrell holds a B.A. in Business Education from Virginia State University, a M.A. in Secondary Education and an Ed.D. in Education Policy Studies from George Washington University. She is also the recipient of numerous honors and awards, including more than 20 honorary degrees. Dr. Futrell was selected as a director because her tenure in the academic world and as a leader of education organizations provides strategic insight, experience and in-depth knowledge of the education industry to the Board of Directors. Her years of experience serving on boards of both public and private companies also gives her a wide range of knowledge on topics important to our business that contribute to the Board of Directors’ function.

Ronald J. Packard

Mr. Packard founded K12 in 2000 and has served as a director since that time. In May 2007, Mr. Packard became our Chief Executive Officer. Previously, Mr. Packard served as Vice President of Knowledge Universe and as Chief Executive Officer of Knowledge Schools, a provider of early childhood education and after school programs. Mr. Packard has also held positions at McKinsey & Company and Goldman Sachs in mergers and acquisitions. Additionally, Mr. Packard serves on the Digital Learning Council and he formerly served on the Advisory Board of the Department of Defense Schools from 2002 to 2008, and is a member of the board of the Fairfax Education Foundation. From 2004 to 2006, Mr. Packard served as a director of Academy 123. Mr. Packard holds B.A. degrees in Economics and Mechanical Engineering from the University of California at Berkeley, an M.B.A. from the University of Chicago, and he was a Chartered Financial Analyst. Mr. Packard was selected as a director because of his significant knowledge and understanding of the education industry, extensive knowledge of all aspects of K12’s business and his unique historical understanding of our operations as the founder of the Company and the only member of the Company’s senior management team who serves on our Board of Directors.

Jane M. Swift

Ms. Swift joined us as a director in August 2008. Ms. Swift served as Governor of the Commonwealth of Massachusetts from 2001 to 2003 after having served as Lieutenant Governor and as a member of the Massachusetts State Senate. Ms. Swift currently serves as Senior Vice President of Government Strategy and Solutions of ConnectEDU, a provider of web-based products, services and solutions designed to streamline the high school to college to career process and she is also a director of Sally Ride Science. Ms. Swift was previously an education advisor and principal of WNP Consulting, LLC, an organization that she also founded. Prior to WNP Consulting, Ms. Swift served as a general partner at Arcadia Partners L.P., a venture capital firm focused exclusively on the for-profit education industry. Ms. Swift has served as a director of Suburban Propane Partners L.P. since 2007 and she previously served as a director of WellCare Health Plans, Inc. from 2004 to 2006 and as a director of Animated Speech Corporation from 2006 to 2010. Ms. Swift holds a B.A. in American Studies from Trinity College. She has also held fellowships at Harvard University’s John F. Kennedy School of Government and Williams College and she has received six honorary doctorates and numerous awards. Ms. Swift was selected as a director because her service as the governor of a U.S. state and public policy expertise enables her to contribute to the Board of Directors oversight of the Company’s efforts to expand school choice throughout all 50 U.S. states. Her experience and knowledge also provides the Board of Directors with strategic advice on market trends, sales strategies and emerging opportunities. The Board of Directors also benefits from Ms. Swift’s perspective as a current and former director of other public companies.

Andrew H. Tisch

Mr. Tisch joined us as a director in August 2001 and has served as Chairman of the Board of Directors since May 2007. Since 1985, Mr. Tisch has been a director of Loews Corporation, and is Co-chairman of its board, Chairman of its executive committee and, since 1999, has been a member of its Office of the President. Mr. Tisch engages in numerous public service activities including, serving as Vice Chairman of Cornell University and as a trustee of the Brookings Institution. Mr. Tisch has also served as a director of CNA Financial Corporation since 2006, and as a director of Texas Gas Transmission, LLC and Boardwalk Pipelines, LLC since 2005. Mr. Tisch previously served as a director of Bulova Corporation from 1979 to 2008 and as a director of Lord & Taylor from 2006 to 2008. Mr. Tisch holds a B.S. in Hotel Administration from Cornell University and an M.B.A. from Harvard University. Mr. Tisch was selected as a director because of his experience having served as president or chairman of various multinational companies over his career in addition to his membership on various boards of directors of public companies which allows him to provide the Board of Directors with leadership and a variety of perspectives on important strategic issues. The Board of Directors also benefits from his involvement in higher education and non-profit sectors.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors and Director Independence

Our Board of Directors met 11 times during the fiscal year ended June 30, 2010, or fiscal year 2010. During fiscal year 2010, each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the director’s tenure. Our policy with respect to director attendance at the annual meeting of the stockholders is to encourage, but not require, director attendance. Three members of our Board of Directors attended our 2009 Annual Meeting of Stockholders: Messrs. Bron, Packard and Tisch.

Our Board of Directors has determined that each of our directors, with the exception of Mr. Packard, is “independent” as defined in the currently applicable listing standards of the New York Stock Exchange, or NYSE, and the regulations of the U.S. Securities and Exchange Commission, or SEC. Mr. Packard is not independent because he is one of our executive officers. If the nominees for the Board of Directors are duly elected at the Annual Meeting, then each of our directors other than Mr. Packard will serve as an independent director as the term is defined in applicable rules of the NYSE and regulations of the SEC. Our Board of Directors has a non-executive chairman, Mr. Tisch, who presides over the executive sessions of the non-management directors.

The Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee consists of Mr. Fink, who serves as the Chairman, and Messrs. Bron and Davis. Our Board of Directors has determined that each of Messrs. Fink, Bron, and Davis qualify as independent directors under the applicable NYSE listing requirements and regulations of the SEC.

The Audit Committee met six times during fiscal year 2010. These meetings typically include at least two separate sessions and separate communications with the Company’s external auditors and Chief Financial Officer, as well as required executive sessions. The Audit Committee and our Board of Directors have adopted a charter, available on our web site at www.K12.com, for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of independence and financial literacy. Our Audit Committee has determined that Messrs. Davis and Fink are audit committee financial experts as that term is defined under the Securities Exchange Act of 1934, as amended, or Exchange Act. Under its charter, the responsibilities of the Audit Committee include:

•	annually reviewing and recommending to our Board of Directors the selection of an independent registered public accounting firm;

•	reviewing and discussing with management significant accounting matters;

•	discussing with our independent registered public accounting firm the conduct of the audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting, and applicable requirements regarding auditor independence;

•	approving the audited financial statements of the Company to be included in our annual report on Form 10-K; and

•	pre-approving all audit and non-audit services and fees associated with our independent registered public accounting firm.

The Compensation Committee.  The Compensation Committee consists of Ms. Swift, who serves as the Chair, Messrs. Tisch and Davis and Ms. Futrell. Our Board of Directors has determined that each of

Messrs. Tisch and Davis and Mesdames Futrell and Swift qualify as independent directors within the meaning of the applicable NYSE listing requirements.

The Compensation Committee met six times during fiscal year 2010. Our Board of Directors has adopted a charter, available on our web site at www.K12.com, setting forth the structure, powers and responsibilities of the Compensation Committee. Under its charter, the responsibilities of the Compensation Committee include:

•	reviewing the compensation philosophy of our Company;

•	reviewing and approving corporate goals and objectives relating to the compensation of our Chief Executive Officer and, based upon an evaluation of the achievement of these goals, recommending to the Board of Directors our Chief Executive Officer’s total compensation;

•	reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

•	considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;

•	performing such duties and exercising such authority as may be assigned to a committee of the Board of Directors under the terms of our equity incentive and bonus plans; and

•	performing such other duties and exercising such other authority as may be assigned from time to time to the Compensation Committee by our Board of Directors.

The Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Mr. Bron, who serves as the Chairman, and Messrs. Fink and Tisch. Our Board of Directors has determined that each of Messrs. Bron, Fink and Tisch qualify as independent directors within the meaning of the applicable NYSE listing requirements.

The Nominating and Corporate Governance Committee met twice during fiscal year 2010. Our Board of Directors has adopted a charter, available on our web site at www.K12.com, setting forth the structure, powers and responsibilities of the Nominating and Corporate Governance Committee. Under its charter, the Nominating and Corporate Governance Committee has the authority to nominate persons to stand for election to and to fill vacancies on our Board of Directors. The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors the Committee deems appropriate, in recommending candidates for election to our Board of Directors: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance, operations, governance and other elements relevant to the success of a publicly-traded company in today’s business environment; (iii) experience in management and in the Company’s industry; (iv) experience as a board member of another publicly-held company; (v) academic or policy expertise in an area of the Company’s operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries. Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, it strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate backgrounds, talent, perspectives, skills and expertise to oversee the Company’s business. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in writing not later than the close of business on the ninetieth day or earlier than the close of business on the one hundred twentieth day prior to the anniversary of the preceding year’s annual meeting of the stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the corporate secretary of the Company. The Nominating and Corporate Governance Committee will consider the same criteria set forth above when evaluating director candidates recommended by stockholders.

Board of Directors Leadership Structure

Currently, our Board of Directors has determined that the roles of the Chairman of the Board of Directors and our Chief Executive Officer should be separate. The decision whether to combine or separate these positions depends on what our Board of Directors deems to be in the long term interest of shareholders in light of prevailing circumstances. Our Board of Directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Risk Management

Our Board of Directors believes full and open communication between it and management is essential for effective risk management and oversight. Members of our Board of Directors discuss strategy and risks facing the Company with our Chief Executive Officer and our senior management at meetings of our Board of Directors or when members of our Board of Directors deem necessary, but at a minimum, at least semi-annually. Because our Chief Executive Officer is a member of our Board of Directors, our Chief Executive Officer attends all Board of Directors meetings and is available to address any questions or concerns raised by our Board of Directors on risk management-related and any other matters. Our Chief Executive Officer is also asked to contribute to the agenda for these meetings, so that each functional division of the Company can identify risk-related topics that may require Board of Directors attention, such as political risk, information security and privacy and systems infrastructure. Each quarter, our Chief Executive Officer presents to our Board of Directors on strategic matters involving our operations and strategic initiatives and also discusses key strategies, challenges, risks, and opportunities for the Company.

Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. In fiscal year 2010, our Board of Directors participated in an enterprise risk management assessment which was led by our management with the participation of outside advisors. Based on that review, we identified and prioritized enterprise-wide risks that in the judgment of our Board of Directors require ongoing monitoring and remediation. To meet that objective, our Board of Directors assigned these responsibilities to a management operating committee along with an obligation to make progress reports to the Board of Directors at least semi-annually. Our Board of Directors and management will assess on an ongoing basis whether additional external enterprise risk management assessments are needed for the Company.

In addition, our Board of Directors evaluates risks that may arise as the Company pursues new educational business, both domestically and internationally. In its risk oversight role, the Board of Directors monitors whether the risk management processes that management has designed and implemented are effective both as designed and as executed. While our Board of Directors is ultimately responsible for risk oversight, our three committees assist our Board of Directors in fulfilling these responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls, and discusses with management the Company’s policies with respect to those matters. This includes risk management reports prepared by our internal audit department and provided to our Audit Committee on a quarterly basis. Our Compensation Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Finally, our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, we have assessed the Company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of our compensation policies and practices; analyses to identify risk and risk control related to such policies and practices; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Company strategy.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of our Company; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees. The Code of Business Conduct and Ethics is available on our website at www.K12.com. We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to or waiver from our Code of Business Conduct and Ethics by posting such information on our website.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate directly with our Board of Directors, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attn: General Counsel. Our General Counsel will monitor these communications and will provide summaries of all received communications to our Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board of Directors or a director, or our management or independent advisors and will determine whether any response is necessary.

Director Compensation for Fiscal Year 2010

Our Directors Compensation Plan provides for an annual cash retainer, fees for attending Board of Directors and committee meetings and restricted stock awards. In February 2010, based upon an evaluation of the compensation paid to our directors and upon the recommendation of Radford, an Aon Corporation (now Aon Hewitt) company, our then-current compensation consultant, to allow the Company to continue to attract and retain the highest quality directors, which is essential to the growth and success of the Company, the Directors Compensation Plan was amended to provide for an annual cash retainer of $60,000 for the Chairman of the Board of Directors and the Chairman of the Audit Committee, and an annual cash retainer of $40,000 for all other non-employee directors. The Directors Compensation Plan was also amended to eliminate annual stock option grants and to provide for an annual restricted stock award equal to $60,000 of our Common Stock that vests in equal installments on an annual basis over a period of three years. Mr. Packard, our Chief Executive Officer, who is also a director, receives no additional compensation for his service on our Board of Directors. The Directors Compensation Plan was also amended to set the Board of Directors meeting fees at $2,500 for the Chairman of the Board of Directors and for the Chair of each of its three committees. Each non-employee director received $1,500 for each committee meeting attended, with the exception of the Chairman of the Board of Directors and the Chairman of the Audit Committee, who received $2,500 per committee meeting, and $1,500 per meeting for the other Board members.

	Fees Earned or
Name	Paid in Cash ($)	Stock Awards(1)	Option Awards(1)	Total

Andrew H. Tisch(2)	$82,000	$58,114	—	$140,114
Craig R. Barrett	—	—	—	—
Guillermo Bron(3)	50,500	58,114	—	108,614
Nathaniel A. Davis(4)	50,313	58,114	$20,553	128,979
Steven B. Fink(5)	80,000	58,114	—	138,114
Mary H. Futrell(6)	55,000	58,114	—	113,114
Jane M. Swift(7)	58,000	58,114	—	116,114
Thomas J. Wilford(8)	49,000	58,114	—	107,114

(1)	These columns represent the aggregate grant date fair values of stock awards and stock options computed in accordance with FASB ASC Topic 718. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010.

(2)	For fiscal year 2010, Mr. Tisch received an award of 3,041 shares of restricted stock that vests in equal installments on an annual basis over a period of three years. As of June 30, 2010, Mr. Tisch held 3,041 unvested restricted shares and options to purchase 66,014 shares of Common Stock, consisting of 10,000 granted on

May 7, 2009; 7,000 granted on February 8, 2008; 9,803 granted on May 17, 2007; 9,803 granted on April 27, 2006; 9,803 granted on March 24, 2005; 9,803 granted on March 31, 2004; and 9,803 granted on February 10, 2003.

(3)	For fiscal year 2010, Mr. Bron received an award of 3,041 shares of restricted stock that vests in equal installments on an annual basis over a period of three years. As of June 30, 2010, Mr. Bron held 3,041 unvested restricted shares and options to purchase 16,450 shares of Common Stock consisting of 7,000 granted on May 7, 2009; 7,000 granted on February 8, 2008; and 2,450 on July 3, 2007.

(4)	For fiscal year 2010, Mr. Davis received an award of 3,041 shares of restricted stock that vests in equal installments on an annual basis over a period of three years. As of June 30, 2010, Mr. Davis held 3,041 unvested restricted shares and options to purchase 2,500 shares of Common Stock granted on July 13, 2009.

(5)	For fiscal year 2010, Mr. Fink received an award of 3,041 shares of restricted stock that vests in equal installments on an annual basis over a period of three years. As of June 30, 2010, Mr. Fink held 3,041 unvested restricted shares and options to purchase 54,326 shares of Common Stock, consisting of 7,000 granted on May 7, 2009; 7,000 granted on February 8, 2008; 9,803 granted on May 17, 2007; 9,803 granted on April 27, 2006; 9,803 granted on March 24, 2005; 9,803 granted on March 31, 2004; 188 granted on December 18, 2003; and 926 granted on October 24, 2003.

(6)	For fiscal year 2010, Dr. Futrell received an award of 3,041 shares of restricted stock that vests in equal installments on an annual basis over a period of three years. As of June 30, 2010, Dr. Futrell held 3,041 unvested restricted shares and options to purchase 11,838 shares of Common Stock, consisting of 5,000 granted on May 7, 2009; 5,000 granted on February 8, 2008; and 1,838 granted on August 15, 2007.

(7)	For fiscal year 2010, Ms. Swift received an award of 3,041 shares of restricted stock that vests in equal installments on an annual basis over a period of three years. As of June 30, 2010, Ms. Swift held 3,041 unvested restricted shares and options to purchase 10,000 shares of Common Stock, consisting of 5,000 granted on May 7, 2009 and 5,000 granted on August 21, 2008.

(8)	For fiscal year 2010, Mr. Wilford received an award of 3,041 shares of restricted stock that vests in equal installments on an annual basis over a period of three years. As of June 30, 2010, Mr. Wilford held 3,041 unvested restricted shares and options to purchase 4,683 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of November 3, 2010, certain information with respect to the beneficial ownership of Common Stock, plus any shares of Series A Special Stock of the Company, par value $0.0001 per share (the “Series A Special Stock”), by each beneficial owner of more than 5% of the Company’s voting securities (based solely on review of filings with the SEC), each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. As of November 3, 2010, there were 31,006,061 shares of the Company’s Common Stock outstanding.

The Company plans to submit for approval by the holders of a majority of the outstanding shares of Common Stock a proposal that, if approved at the Special Meeting to be held on a date to be determined, would make the Series A Special Stock convertible into shares of Common Stock (the “Series A Shareholder Approval”) upon conditions set forth in the Company’s Certificate of Designations, Preferences and Relative and Other Special Rights for the Series A Special Stock. The Series A Special Stock is non-voting, and because it is not convertible into shares of Common Stock on the Record Date for the Annual Meeting, the holders of the Series A Special Stock will not be voting on any matters to be presented at the Annual Meeting to which this Proxy Statement relates.

Unless otherwise noted, the address for each director and executive officer is c/o K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171.

	Shares Beneficially
	Owned		Shares Beneficially Owned
	Before the Series A		Following the Series A
	Shareholder Approval(1)		Shareholder Approval(1)
Name of Beneficial Owner	Number	Percent	Number	Percent

Named Executive Officers
Ronald J. Packard(2)	1,277,808	4.01%	1,277,808	3.69%
Harry T. Hawks(3)	26,000	*	26,000	*
Bruce J. Davis(4)	81,176	*	81,176	*
George B. Hughes, Jr.(5)	65,106	*	65,106	*
Celia M. Stokes(6)	85,945	*	85,945	*
Directors
Andrew H. Tisch(7)	378,609	1.22%	378,609	1.12%
Craig R. Barrett(8)	533	*	533	*
Guillermo Bron(9)	98,631	*	98,631	*
Nathaniel A. Davis(10)	3,822	*	3,822	*
Steven B. Fink(11)	101,079	*	101,079	*
Mary H. Futrell(12)	10,784	*	10,784	*
Jane M. Swift(13)	8,353	*	8,353	*
All Directors and Executive Officers as a Group (12 persons)(14)	2,137,846	6.64%	2,137,846	6.12%
Beneficial Owners of 5% or More of Our Outstanding Common Stock
Learning Group LLC(15)	5,256,527	16.95%	8,006,527	23.72%
William Blair & Co.(16)	2,194,483	7.08%	2,194,483	6.50%
T. Rowe Price(17)	2,119,430	6.84%	2,119,430	6.28%

*	Denotes less than 1%.

(1)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 3, 2010 and not subject to repurchase as of that date. Shares issuable pursuant to options are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person. For the purposes of this table, the number of shares of Common Stock outstanding as of November 3, 2010 is deemed to be 31,006,061 before the Series A Shareholder Approval and would be 33,756,061 after the Series A Shareholder Approval assuming that all of the outstanding Series A Special Stock would have been converted to Common Stock on such date.

(2)	Includes 397,831 shares of Common Stock and options for 879,977 shares of Common Stock. These totals include both shares and options held individually and in the 2006 Packard Investment Partnership, L.P.

(3)	Includes 26,000 shares of Common Stock.

(4)	Includes 14,797 shares of Common Stock and options for 66,379 shares of Common Stock.

(5)	Includes 14,835 shares of Common Stock and options for 50,271 shares of Common Stock.

(6)	Includes 14,797 shares of Common Stock and options for 71,148 shares of Common Stock.

(7)	Includes 3,041 shares of Common Stock and options for 59,264 shares of Common Stock held individually. Also includes 244,882 shares of Common Stock held by Andrew H. Tisch 1991 Trust #2, 35,711 shares of Common Stock held by KAL Family Partnership and 35,711 shares of Common Stock held by KSC Family Partnership. Mr. Tisch has voting and investment control with respect to the shares held by these entities. The address of these stockholders is c/o Loews Corporation, 667 Madison Avenue, 7th Floor, New York, NY 10021.

(8)	Includes 533 shares of Common Stock. The address for Dr. Barrett is 5000 West Chandler Boulevard, Mailstop CH7-300, Chandler, AZ 85226.

(9)	Includes 3,041 shares of Common Stock and options for 10,740 shares of Common Stock held individually. Also includes 84,850 shares of Common Stock held by The Bron Trust, dated July 27, 1998. Mr. Bron is not the trustee of The Bron Trust, however, he is the beneficiary of The Bron Trust and, therefore, is deemed to beneficially own such shares. Mr. Bron disclaims beneficial ownership of the shares held by The Bron Trust except to the extent of his pecuniary interest, if any, therein. The address for Mr. Bron is 1901 Avenue of the Stars #1551, Los Angeles, CA 90067.

(10)	Includes 3,041 shares of Common Stock and options for 781 shares of Common Stock. The address for Mr. Davis is 2300 Corporate Park Drive, Herndon, VA 20171.

(11)	Includes 52,003 shares of Common Stock and options for 49,076 shares of Common Stock. The address for Mr. Davis is 2300 Corporate Park Drive, Herndon, VA 20171.

(12)	Includes 3,041 shares of Common Stock and options for 7,743 shares of Common Stock. The address for Dr. Futrell is 2134 G Street N.W., Washington, D.C. 20052.

(13)	Includes 3,041 shares of Common Stock and options for 5,312 shares of Common Stock. The address for Ms. Swift is 580 Henderson Road, Williamstown, MA 01267.

(14)	Includes 936,705 shares of Common Stock and options for 1,200,691 shares of Common Stock.

(15)	The aggregate beneficial ownership amount is presented for these purposes on the basis of the maximum number of shares beneficially owned by all of the members of the filing group. Includes 4,665,083 shares of Common Stock held by Learning Group LLC, 399,171 shares of Common Stock held by Learning Group Partners, 83,874 shares of Common Stock held by Cornerstone Financial Group LLC, 82,503 shares of Common Stock held by Knowledge Industries LLC, 4,374 shares of Common Stock held by Knowledge Universe Learning Group LLC, 1,522 shares of Common Stock held by Hampstead Associates, LLC and 20,000 shares held directly by Lowell J. Milken. Knowledge Universe Learning Group LLC may be deemed to be a controlling person of Learning Group LLC and in such capacity may be deemed to have the power to exercise investment and voting control over, and to share in the beneficial ownership of, the shares beneficially owned by Learning Group LLC. Ridgeview Associates, LLC is the manager and a member of Hampstead Associates, LLC and in such capacity may be deemed to have the power to exercise investment and voting control over, and to share in the beneficial ownership of, the shares beneficially owned by Hampstead Associates, LLC. From and after the Series A Shareholder Approval, includes 2,750,000 shares of Series A Special Stock, which at that time would be convertible into 2,750,000 shares of Common Stock. Each of the entities named in this footnote may be deemed to be controlled by Michael R. Milken and/or Lowell J. Milken and as such, Michael R. Milken and/or Lowell J. Milken may be deemed to have the power to exercise investment and voting control over, and to share in the beneficial ownership of, the shares beneficially owned by these entities. The above information is based on publicly available filings with the SEC, including the Schedule 13G/A filed on February 12, 2010. The address for Messrs. M. Milken, L. Milken, Learning Group LLC, Learning Group Partners, Cornerstone Financial Group LLC, Knowledge Industries LLC, Knowledge Universe Learning Group LLC, Hampstead Associates, LLC, and Ridgeview Associates, LLC is 1250 Fourth Street, Santa Monica, CA 90401.

(16)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 3, 2010. The address for William Blair & Co. is 100 East Pratt Street, Baltimore, MD 21202.

(17)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 12, 2010. The address for T. Rowe Price is 222 West Adams Street, 34th Floor, Chicago, IL 60606.

EXECUTIVE OFFICERS

Set forth below is biographical information for each executive officer of our Company who is not also a director as of June 30, 2010.

Name	Age	Position(s)

Howard L. Allentoff	48	Senior Vice President, Human Resources
Bruce J. Davis	47	Executive Vice President, Worldwide Business Development
Harry T. Hawks	57	Executive Vice President and Chief Financial Officer
George B. Hughes, Jr.	51	Executive Vice President, School Services
Robert L. Moon	59	Senior Vice President and Chief Information Officer
John P. Olsen	43	Executive Vice President, Operations
Howard D. Polsky	58	General Counsel and Secretary
Celia M. Stokes	46	Executive Vice President and Chief Marketing Officer
Maria A. Szalay	44	Senior Vice President, Product Development

Executive Officers

Howard L. Allentoff, Senior Vice President, Human Resources

Dr. Allentoff joined us in December 2008, and serves as Senior Vice President of Human Resources. From 2003 until joining the Company, he was Consultant and President of Strategic People Solutions where he assisted companies in both strategic and operational human resources issues. Prior to Strategic People Solutions, Dr. Allentoff worked at Blackboard Inc. as the company’s first Vice President of Human Resources from 2002 to 2003. He previously served in other human resources consulting roles as well as in corporate human resources environments at Prometric Inc. (formerly of Sylvan and Thomson Learning), Ward Machinery Company and Westinghouse Electric Corporation. Dr. Allentoff holds a B.S. in Psychology from the University of Maryland, College Park as well both M.S. and Ph.D. degrees in Industrial & Organizational Psychology from Auburn University.

Bruce J. Davis, Executive Vice President, Worldwide Business Development

Mr. Davis joined us in January 2007, and serves as Executive Vice President, Worldwide Business Development. From 2005 until joining us, Mr. Davis was Senior Vice President of Business Development for Laureate Education Inc. with a focus on the Middle East region. From 2003 to 2004, Mr. Davis was a strategic advisor to Discovery Communications where he developed plans for Discovery’s entry into the education video market and the creation of the United Streaming product. From 1994 to 2002, Mr. Davis held various positions with Sylvan Learning Systems including Principal at Sylvan Ventures, Chief Operating Officer of Prometric Inc. and Vice President of International Operations. From 1985 to 1991, Mr. Davis was a Manager of Information Systems Strategy at Deloitte and Touche where he managed its practice office in Egypt. Mr. Davis holds a B.S. in Computer Science from Loyola University and an M.B.A. from Columbia University.

Harry T. Hawks, Executive Vice President and Chief Financial Officer

Mr. Hawks joined us in May 2010, and serves as Executive Vice President and Chief Financial Officer. From 1992 until joining us, Mr. Hawks served as Executive Vice President and Chief Financial Officer of Hearst Television formerly known as Hearst-Argyle Television, an NYSE-listed company formed by the merger of Hearst Broadcasting and Argyle Television in 1997, and its predecessor Argyle Television. Prior to Argyle Television, Mr. Hawks served as President of Cumberland Capital Corporation, a venture capital and merchant banking company which he co-founded, from 1987 to 1992. Prior to Cumberland Capital, he held various corporate finance positions with leading financial institutions, including Thomson McKinnon Securities and Bank of Montreal. Mr. Hawks has been involved in numerous local, national and international not-for-profit education and youth organizations, including serving as a trustee and treasurer for The Stanwich School and currently serves on the board of the endowment fund for the Gladney Center. Mr. Hawks holds a B.S. in Business Administration (Finance) and an M.B.A. from Louisiana State University.

George B. (“Chip”) Hughes, Jr., Executive Vice President, School Services

Mr. Hughes joined us in July 2007, and serves as Executive Vice President, School Services. From 1997 until joining us, Mr. Hughes was a co-founder and Managing Director of Blue Capital Management, L.L.C., a middle-market private equity firm. Mr. Hughes previously served as a Partner of McKinsey & Company, Inc., a global management consulting firm, in McKinsey’s Los Angeles and New Jersey offices, where he was a member of the firm’s Strategy and Health Care practices. Mr. Hughes serves on the Board of Councilors of the College of Letters, Arts & Sciences at the University of Southern California. Previously, he served on the National Board and the Executive Committee of Recording for the Blind & Dyslexic and was a member of the Board of Trustees at Big Brothers of Greater Los Angeles and of Big Brothers Big Sisters of Morris, Bergen, and Passaic Counties (New Jersey). Mr. Hughes holds a B.A. in Economics from the University of Southern California and an M.B.A. from Harvard University.

Robert L. Moon, Senior Vice President and Chief Information Officer

Mr. Moon joined us in March 2010, and serves as Chief Information Officer. Prior to joining us, Mr. Moon was Chief Information Officer of LeapFrog Enterprises, the global leader in early childhood education through learning toys and software, from 2005 to 2008. Previously, he served as Chief Information Officer for ViewSonic Corporation from 2001 to 2005, and Chief Information Officer for Micros Systems Inc. from 1995 to 1999. Mr. Moon also worked as a program manager with KPMG Peat Marwick, which included services at the White House with the Reagan administration as an analyst with the President’s Private Sector Survey on Cost Control. Prior to his private sector experience, Mr. Moon served for 21 years as a Surface Warfare Officer in the United States Navy, including three years as Director of Information Technology and Deputy Director of Operations for the Office of Naval Research. Mr. Moon retired from the United States Navy with the rank of Commander. He holds a B.S. in Business and Engineering from the United States Naval Academy.

John P. Olsen, Executive Vice President, Operations

Mr. Olsen joined us in March 2004, and serves as Executive Vice President, Operations. Prior to joining us, Mr. Olsen was Vice President of Performance Improvement for America Online’s Broadband, Premium, and Advanced Technology Services from 2002 to 2004 and he previously served as a management consultant at Diamond Technology Partners where he practiced in the telecommunications and consumer products industries from 1999 to 2002. Prior to Diamond Technology Partners, he served in the United States Navy as a Supply Officer from 1989 to 1997. Mr. Olsen currently serves on the Board of Trustees of Sierra Nevada College and is a Trustee of the Naval Academy Foundation. Mr. Olsen holds a B.S. in Physical Science from the United States Naval Academy and an M.B.A. from the University of Michigan.

Howard D. Polsky, General Counsel and Secretary

Mr. Polsky joined us in June 2004, and serves as General Counsel and Secretary. Mr. Polsky previously held the position of Vice President and General Counsel of Lockheed Martin Global Telecommunications from 2000 to 2002. Prior to its acquisition by Lockheed Martin, Mr. Polsky worked at COMSAT Corporation from 1992 to 2000, initially serving as Vice President and General Counsel of COMSAT’s largest operating division, and subsequently serving on the executive management team as Vice President of Federal Policy and Regulation. From 1983 to 1992, Mr. Polsky was a partner at Wiley, Rein & Fielding, and was an associate at Kirkland & Ellis from 1979 to 1983. Mr. Polsky began his legal career at the Federal Communications Commission. Mr. Polsky received a B.A. in Government from Lehigh University and a J.D. from Indiana University.

Celia M. Stokes, Executive Vice President and Chief Marketing Officer

Ms. Stokes joined us in March 2006, and serves as Executive Vice President and Chief Marketing Officer. Before joining K12, Ms. Stokes served as Vice President of Marketing at Independence Air from 2003 to 2006. Previously, Ms. Stokes ran her own marketing firm providing consulting services to organizations such as Fox TV, PBS, the National Gallery of Art, JWalter Thompson, and ADP. From 1993 to 1998, Ms. Stokes served in successive roles leading to Vice President of Marketing at Bell Atlantic and at a joint venture of Bell Atlantic and two other Regional Bell Operating Companies. From 1990 to 1993, Ms. Stokes was Manager of Marketing at Software AG, and from 1988 to 1990, was Client Group Manager at Targeted Communications, an Ogilvy & Mather Direct company. Ms. Stokes holds a B.A. in Economics from the University of Virginia.

Maria A. Szalay, Senior Vice President, Product Development

Ms. Szalay joined us in 2001 and serves as Senior Vice President, Product Development. Previously, Ms. Szalay served as Practice Director at Operon Partners, an e-business consulting firm from 1999 to 2001. Prior to Operon Partners, she worked as Manager of Online Solutions at Telecom New Zealand from 1995 to 1999, as a management consultant at KPMG from 1992 to 1995, and as a sales analyst at Shearson Lehman from 1989 to 1991. Ms. Szalay currently serves as a director of the Association of Educational Publishers. Ms. Szalay holds a B.S./B.A. in Finance and German from Virginia Polytechnic Institute & State University and an M.B.A. from American University.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2010 proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010. This report is provided by the following independent directors, who comprise the Compensation Committee:

Jane M. Swift (Chair)
Nathaniel A. Davis
Mary H. Futrell
Andrew H. Tisch

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

The Compensation Committee, composed entirely of independent directors, administers our executive compensation programs. The Compensation Committee’s role as described in its charter is to discharge the Board of Directors’ responsibilities relating to compensation of our executives, including the named executive officers, and to oversee and advise the Board of Directors on the adoption of policies that govern our compensation and benefit programs. Our executive compensation programs are designed to:

•	attract and retain individuals of superior ability and managerial talent;

•	ensure senior executive compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	provide an incentive to achieve key strategic, financial and operational performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	enhance the executives’ incentives to maximize long-term stockholder value, as well as promote retention of key employees, by providing a portion of total compensation opportunities for senior management in the form of equity awards.

To achieve these objectives, the Compensation Committee has implemented and maintains compensation plans that tie a substantial portion of the executives’ overall compensation to key strategic financial and operational goals such as our annual revenues and earnings. The Compensation Committee also evaluates individual executive performance with the goal of setting compensation at levels the Compensation Committee believes are comparable with executives in other companies of similar size, stage of development, geographic coverage, and that operate in the major education and high-technology industries, taking into account our relative performance and our strategic goals.

Determination of Compensation Awards

The Compensation Committee has the authority to determine and recommend the compensation awards available to our named executive officers. We have historically set base salaries and annual incentive targets based on both individual performance and scope of responsibilities. Base salaries and annual incentive targets for the named executive officers were first set as of the date of hire, and base salaries are generally reviewed annually by the Compensation Committee and adjusted to reflect individual performance and any changes in position within the Company to both reward the executives for superior performance and to further our goals of attracting and retaining managerial talent. To aid the Compensation Committee in making its determination, the Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each named executive officer other than our Chief Executive Officer, in turn, participates in ongoing performance updates with the Chief Executive Officer to provide input regarding the named executive officer’s contributions to our success for the period being assessed. The performance of our Chief Executive Officer is reviewed annually by the Compensation Committee.

For fiscal year 2010, like in prior years, our executive compensation package consisted of a fixed base salary and variable cash and equity incentive awards, with a significant portion weighted towards the variable components to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to stockholders. Within our performance-based compensation program, we aim to compensate the named executive officers in a manner that is tax effective for us.

Use of Compensation Consultants

In 2008, the Compensation Committee retained Radford, an Aon Corporation (now Aon Hewitt) company, as an independent compensation consultant. We did not utilize Radford’s services in fiscal year 2010 with regard to the compensation of our named executive officers, though Radford did make recommendations for revising our Directors Compensation Plan in fiscal year 2010, which changes are discussed in the heading entitled “Director Compensation for Fiscal Year 2010.” During fiscal year 2010, we determined to retain the services of another Aon Corporation consulting company with respect to certain employee benefits administration matters not involving executive compensation services. In connection with this, and to avoid any potential conflicts of interest, in May 2010, the Compensation Committee retained Towers Watson and Co., or Towers Watson, as an independent compensation consultant to assist it with executive compensation matters. In connection with our retaining Towers Watson, as discussed below, during fiscal year 2010, we determined that it was appropriate to expand the group of major education and technology companies that we consider to be our peers for executive compensation related purposes. However, we did not utilize Towers Watson’s consulting services with respect to the compensation packages of our named executive officers in fiscal year 2010 because, other than with regard to Mr. Hawks and Mr. Packard, no material changes were made to the compensation packages of our named executive officers during such fiscal year. Mr. Hawks’ employment agreement was negotiated, and the changes to Mr. Packard’s performance bonus arrangement were determined, each as discussed in more detail below, prior to our retaining Towers Watson. Towers Watson did not perform any non-executive compensation services for us during fiscal year 2010.

Compensation Benchmarking and Peer Group

An important component of setting and structuring compensation for our named executive officers is determining the compensation packages offered by leading education and high-technology companies in order for us to offer competitive compensation within that group of companies. For the fiscal year ended June 30, 2009, or “fiscal year 2009,” we set base salaries and bonus incentive targets for the named executive officers near the median of a peer group of major education and high-technology companies determined with the assistance of Radford, our former compensation consultant. Our peer group for fiscal year 2009 consisted of the following eight publicly-traded companies (the “Former Peer Group”): American Public Education, Inc.; Blackboard Inc.; Blue Nile, Inc.; Capella Education Company; Corporate Executive Board Company; Lincoln Educational Services Corporation; Strayer Education, Inc.; and thinkorswim Group Inc. In fiscal year 2010, in connection with our retaining Towers Watson as our new compensation consultant, we determined, with the assistance of Towers Watson, that it was appropriate to reevaluate and expand our peer group in order to better assess our competitiveness among companies of similar size, industry and technology profiles to us. Our new peer group consists of the companies, other than thinkorswim Group Inc., that comprised our Former Peer Group as well as the following nine additional publicly-

traded companies: Blackbaud, Inc., Bridgepoint Education, Inc., Corinthian Colleges, Inc., Deltek, Inc., DeVry Inc., Grand Canyon Education, Inc., Rosetta Stone Inc., Skillsoft Ltd. and Universal Technical Institute, Inc.

Elements of Compensation

Base Salary

Base salaries for our named executive officers are generally established in line with the scope of their responsibilities, taking into account competitive market compensation paid by other companies for like positions, and recognizing cost of living considerations. Base salaries are reviewed at least annually, and are adjusted from time to time according to performance, additional duties, promotions, inflation and market levels. Salaries among the named executive officers also reflect, in part, the terms negotiated for their position at the time of hire and subsequent adjustments determined by the Compensation Committee to account for executive performance, peer group trends, and new responsibilities assigned. Based upon the foregoing considerations, for fiscal year 2010, except with regard to Mr. Hawks, who joined us as our Chief Financial Officer in May 2010, the Compensation Committee determined to maintain the base salaries of our named executive officers at fiscal year 2009 levels, subject to review after the first half of fiscal year 2010. Following such review in March 2010, the Company determined that despite strong financial performance during the first part of the fiscal year, concerns persisted about future operating and financial performance in light of substantial uncertainty with respect to state education budgets caused by the recent economic recession. As a result, to avoid increasing our cost structure, the base salaries of our named executive officers remained at the fiscal year 2009 levels for the duration of fiscal year 2010.

Mr. Hawks’ base salary for fiscal year 2010 was the result of negotiations between Mr. Hawks and the Company. The Compensation Committee determined, with input from our Chief Executive Officer, based upon its judgment, the relative base salaries of our other named executive officers and Mr. Hawks’ experience level, expertise and compensation package in his former position, that Mr. Hawks’ compensation level was necessary and appropriate to attract and retain Mr. Hawks and was also consistent with the Company’s compensation philosophy of linking base salaries with the scope of executives’ responsibilities and their relative levels and areas of responsibility within our organization.

Annual Performance Bonus

We maintain an annual cash bonus program, or the Executive Bonus Plan, which is intended to reward executive officers based on our Company’s overall performance and the individual named executive officer’s contributions to that performance. In determining an annual performance bonus for each named executive officer, the Compensation Committee evaluates performance as measured against certain objective financial performance metrics. The Compensation Committee believes that the performance bonus program provides incentives that are necessary to retain executives and reward them for our short-term performance.

For fiscal year 2010, the amounts payable to our named executive officers, other than Mr. Packard, under our annual cash performance bonus program were determined by the Compensation Committee based upon predetermined annual revenue and operating income metrics. For this purpose, our corporate-level performance goals for revenue and operating income were $382.5 million and $28.5 million, respectively. Among other reasons, the performance goals for fiscal year 2010 were difficult to achieve in the view of the Compensation Committee, as executives were required to achieve strong financial results during a challenging and uncertain economic period for the education industry as certain states reduced student funding levels due to budget shortfalls. We achieved revenue of $384.5 million and operating income of $35.5 million for fiscal year 2010. The performance bonuses paid to our named executive officers for fiscal year 2010 in light of these results are set forth in our Summary Compensation Table below.

For fiscal year 2010, Messrs. Davis’ and Hughes’ and Ms. Stokes’ target bonus was 40% of base salary and Mr. Hawks’ target bonus was 50% of base salary. Bonus targets have historically been negotiated at the time of hire and have typically ranged between 30%-40% of base salary for senior vice president and executive vice president positions and have historically been higher for our Chief Financial Officer. Because we achieved the performance goals for fiscal year 2010, the Compensation Committee determined that Messrs. Davis and Hughes and Ms. Stokes would receive a performance bonus for fiscal year 2010 equal to their target bonus amounts. Mr. Hawks received a prorated portion of his target performance bonus to reflect that he had not been serving as our Chief Financial Officer for the entire fiscal year.

Early in fiscal year 2010, the Compensation Committee, in the exercise of its discretion under the Executive Bonus Plan, determined that it was appropriate in view of the Company’s strategic development to delay the payment of Mr. Packard’s fiscal year 2009 bonus until Mr. Packard’s completion of certain actions by December 31, 2009. These actions required Mr. Packard to recruit and hire one or more company executives, complete and submit organizational and operational plans to manage projected Company growth, and prepare strategies for student enrollment and retention. The initial amount that the Compensation Committee had set aside for Mr. Packard’s 2009 performance bonus was $309,000. The Compensation Committee determined in December 2009 that Mr. Packard had substantially completed each of these actions other than the hiring of one or more additional executive officers, and Mr. Packard received 83% of his target cash bonus amount as his performance bonus for fiscal year 2009. Mr. Packard received less than the full amount initially set aside for his 2009 performance bonus because the hiring objective was not fully satisfied. As this amount represents Mr. Packard’s performance bonus for fiscal year 2009, this payment is included in our Summary Compensation Table as non-equity incentive plan compensation for Mr. Packard for fiscal year 2009.

During fiscal year 2010, the Compensation Committee determined to alter Mr. Packard’s performance bonus structure to better align Mr. Packard’s performance bonus with the Company’s strategic development and performance strategies. For fiscal year 2010, Mr. Packard had a target bonus amount equal to 100% of his base salary and a maximum bonus potential of 112% of his base salary. Mr. Packard’s performance bonus depended upon achievement of predetermined Company performance metrics and other general business objectives in the following weighted amounts: 30% upon achievement of the revenue performance target set forth above, 30% upon achievement of the operating income target set forth above, 20% upon achievement of human capital objectives and 20% upon achievement of operating objectives. Mr. Packard’s human capital objectives for fiscal year 2010 were to: (i) fully staff and develop the executive management team to minimally include the hiring of key senior executives; and (ii) develop performance management objectives for functional and business team leaders and establish compensatory systems to provide feedback to all employees to assess the attainment of performance objectives. With respect to Mr. Packard’s operating objectives, the Compensation Committee established predetermined goals and targets, including expansion into new states, reductions in materials and fulfillment costs, improvements in call center handling rates, and execution of our merger and acquisition strategy.

In September 2010, the Compensation Committee determined to award Mr. Packard an annual bonus for 2010 at approximately 99% of his target bonus amount for the year, which determination was made as follows: (i) Mr. Packard received 100% of the portion of his target bonus that related to our revenue performance target due to our achievement of that target for fiscal year 2010; (ii) Mr. Packard received 120% of the portion of his target bonus that related to our operating income target due to our attaining operating income for fiscal year 2010 at a level substantially in excess of the target; (iii) Mr. Packard received 100% of the portion of his target bonus that related to his operational objectives, which included cost reductions, successful expansion into additional jurisdictions and substantial progress in implementing acquisition initiatives; and (iv) Mr. Packard received 66% of the portion of his target bonus that related to human capital objectives due to his implementation of a new performance feedback system for all employees and partial completion of the executive hiring goal.

Equity Awards

We believe that providing long-term equity awards promotes our goal of aligning executive compensation with the long-term interests of our stockholders in building the value of our Company. Historically, some of our employees, including the named executive officers, were eligible to participate in our Amended and Restated Stock Option Plan and/or received grants of stock options pursuant to stand alone stock option agreements. No stock options have been granted under the Amended and Restated Stock Option Plan or pursuant to stand alone stock option agreements since the date of our initial public offering. Currently, our named executive officers, along with a large portion of our employees, are eligible to participate in our 2007 Equity Incentive Award Plan, or the Equity Incentive Award Plan pursuant to which we grant stock options and restricted stock. Participants in the Equity Incentive Award Plan, including the named executive officers, become eligible for grants based on individual performance, as determined by the Compensation Committee; however, generally the grants to each participant have been determined using a procedure approved by the Compensation Committee based upon several factors, including our financial performance, measured generally on the basis of revenue, EBITDA and, beginning in fiscal year 2010, operating income targets, the value of the grant and the individual recipient’s contributions to our

Company. In addition, the Compensation Committee reviews external factors such as market data and equity award policies of comparable companies when determining the grants to participants, including the named executive officers.

The Company has historically made long-term equity awards to named executive officers in the form of stock options with an exercise price that is equal to the fair market value of the underlying stock, which is defined as the closing price for one share of our Common Stock on the NYSE on the date of grant. Stock options granted to our named executive officers other than Mr. Packard generally have a four-year vesting schedule designed to maximize employee retention and conform to market practices. To more closely align Mr. Packard’s equity incentive compensation with our success, we developed a dual vesting schedule with a portion of his option grants subject to time-based vesting and a portion vesting based upon our Company’s achievement of pre-established corporate-level financial performance metrics and jurisdictional expansion targets. For fiscal year 2010, the corporate-level financial targets were the same revenue and operating income targets set forth above with respect to the fiscal year 2010 performance bonuses. The jurisdictional expansion targets consisted of a series of new school and enrollment targets. This dual vesting takes into consideration Mr. Packard’s role as our Chief Executive Officer and steward of achieving our Company’s corporate goals, as well as his role as an individual contributor to business development efforts and revenue generation.

For the same reasons as stated above with respect to the performance metrics relating to annual performance-bonuses for executives, the Compensation Committee believed the achievement of these performance metrics would be difficult for Mr. Packard to achieve in fiscal year 2010. In addition, our revenue and operating income targets are in part dependent upon the ability to serve virtual public schools in more states or the removal of enrollment restrictions in states where we currently operate. Mr. Packard’s performance-based vesting targets relating to jurisdictional and enrollment expansion for fiscal year 2010 were directly dependent upon these factors. Achieving these goals typically requires a major initiative to secure legislation or regulations permitting our form of public education and attracting the forecasted number of students. These efforts include coordinating grass-roots support, converting this support into state-specific legislative proposals, and managing advocacy efforts to ensure the adoption of enabling legislation. This process often takes multiple legislative sessions over several years. The difficulty and uncertainty of this process is a major factor in measuring our Company’s performance.

In fiscal year 2010, the named executive officers received awards of stock options as detailed in the Grants of Plan Based Awards During 2010 table. These awards were made early in fiscal year 2010 and were designed to reward our named executive officers’ performance in fiscal year 2009. As a result of our attainment of our financial performance targets for fiscal year 2009, the Compensation Committee determined to make these option awards in amounts that were consistent with historical equity grants to our named executive officers in prior years.

Early in fiscal year 2010, to further align the interests of our executives, including our named executive officers, with the interests of our stockholders and to provide retention incentives to our named executive officers, the Compensation Committee determined to implement a new equity compensation program involving grants of restricted stock awards to our named executive officers and certain other employees of the Company. On September 14, 2009, we granted restricted stock awards to our named executive officers in the following amounts: Messrs. Hughes and Davis and Ms. Stokes each received 3,056 shares of restricted stock. In addition, the Compensation Committee determined that Mr. Packard would be eligible to receive 15,000 shares of restricted stock, subject to his completing the same goals discussed above with respect to Mr. Packard’s fiscal year 2010 bonus. These restricted shares were granted to Mr. Packard on December 31, 2009 given his substantial completion of these goals. The shares of restricted stock vest over the three-year period and were intended as forward-looking retention compensation and not as compensation for performance in fiscal year 2009. However, the Compensation Committee considered the amount of these restricted stock grants as one factor in determining the size of the annual performance bonuses for fiscal year 2009 and the performance bonuses for fiscal year 2009 also influenced the size of these restricted stock awards. More specifically, due to difficult economic conditions during fiscal year 2009 and the certainty that existed at that time with respect to state education budgets, the Compensation Committee had initially considered not paying performance bonuses for fiscal year 2009, notwithstanding the Company’s strong performance during that period, in light of the Company’s lack of visibility with respect to financial performance in future periods. In order to address employee retention concerns as a result of this situation, the Compensation Committee initially set the amount of each named executive officer’s restricted stock award at approximately an amount equal to his or her target annual bonus amount. Ultimately, when the Compensation Committee determined in early fiscal year 2010 to pay cash performance bonuses for fiscal year 2009 at a maximum amount approximately equal to 65% of each named executive officer’s target bonus amount, the Compensation Committee determined the final amount of each named executive officer’s restricted stock award by reducing the initial proposed restricted stock award amounts by half. The Compensation Committee determined that the size of these restricted stock awards was appropriate to achieve the purpose of encouraging retention among our named executive officers, in light of the ultimate determinations that were made with regard to fiscal year 2009 performance bonus amounts. The Compensation Committee expects that restricted stock awards will continue to be an important feature of our executive compensation program going forward.

In connection with being named Executive Vice President and Chief Financial Officer, and in accordance with the terms of his employment agreement, Mr. Hawks received 100,000 stock options and 25,000 shares of restricted stock. The stock options vest over four years with 25% vesting on the first anniversary of the grant date and 75% vesting in 12 equal quarterly installments thereafter. The restricted stock vests semi-annually over three years with 20% vesting in the first year following the date of grant and 40% vesting in each of the second and third years following the date of grant. As with the other elements of Mr. Hawks’ compensation package, we determined that these awards were necessary and appropriate to attract and retain Mr. Hawks as our Chief Financial Officer. This determination was made by the Compensation Committee based on competitive market data acquired in the search process for a qualified Chief Financial Officer candidate.

Deferred Compensation Plan

In June 2008, we adopted a non-qualified deferred compensation plan, or the Deferred Compensation Plan, for members of our management team, including our named executive officers. Under the Deferred Compensation Plan, our named executive officers are eligible to elect to defer up to 50% of their annual salary and up to 100% of any annual incentive bonus. These amounts may be deferred until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We believe that the addition of the Deferred Compensation Plan provides our Company an additional means to further its philosophy of attracting and retaining individuals of superior ability. Certain information with respect to amounts deferred by our named executive officers under this plan are set forth below in the Nonqualified Deferred Compensation Table.

Defined Contribution Plan

We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, which covers our eligible employees, including our named executive officers. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently provide matching contributions equal to $0.25 for each dollar of a participant’s contributions, up to a maximum of 4% of the participant’s annual salary, subject to certain other limits. Our matching contributions are subject to a four-year vesting schedule.

Employee Benefits and Perquisites

We provide our named executive officers with certain personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but recognize are an important factor in attracting and retaining talented executives. Named executive officers are eligible under the same plans as all other employees for medical, dental, vision, disability and life insurance. We also pay for supplemental long-term disability and life insurance premiums for our executive officers. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the perceived value they provide in assisting us in attracting and retaining talented executives. We may also reimburse certain executives for their relocation expenses from time to time, as we did for Mr. Packard in fiscal year 2009 and reimburse our executives for temporary housing expenses they may incur in connection with their provision of services to us. We provide such reimbursements to our executives because such expenses are typically directly associated with and would not have been incurred but for their commencement or continued provision of services to us. None of our executive officers receives any tax gross ups in connection with our provision of any perquisites or personal benefits. The value of personal benefits and perquisites we provide to each of our named executive officers is set forth below in our Summary Compensation Table.

Employment, Severance and Change in Control Arrangements

We currently have employment agreements in place with each of our named executive officers that provide for severance payments in connection with certain terminations of employment. During fiscal year 2010, Mr. Packard had an employment agreement with us that provided for salary continuation for 450 days following a termination of his employment without cause by us or due to constructive termination. An amended and restated employment agreement with Mr. Packard, as described in more detail below under the heading entitled “Potential Payments Upon Termination or Change in Control” became effective on September 27, 2010. Our other named executive officers have employment agreements with us that provide for employment on an “at will” basis and provide for severance payments ranging from six months to 12 months (plus benefit continuation in certain cases) generally in connection with terminations of employment without cause by us or for good reason by the executive. These agreements were generally negotiated at hire and the potential severance payments were determined considering the executive’s level of experience and perceived marketability and the desired length of any post-employment restrictive covenants. Severance is considered by us and our executives to be an integral part of the overall compensation package. We provide severance to the executives as a means to attract and retain individuals with superior ability and managerial talent. In fiscal year 2010, the Compensation Committee therefore determined that severance arrangements should be extended only at the executive vice president level and above.

While the named executive officers are generally not entitled to receive payments solely as a result of a change in control of the Company, upon certain corporate transactions (including a sale of all or substantially all of the assets, certain mergers or consolidations and certain sales of our outstanding stock) all outstanding options will become fully vested and exercisable under the terms of their respective stock option agreements. In addition, upon the foregoing events, all of Mr. Packard’s outstanding unvested restricted stock will become fully vested as of immediately prior to such event.

We believe that providing the named executive officers with severance payments upon certain terminations of employment, accelerated vesting of stock options upon a change in control, and accelerated vesting of restricted stock awards upon a termination without cause under the terms of their restricted stock award agreements are key retention tools that assist us with remaining competitive with the companies in our peer group, further our goal of attracting and retaining key executives with superior ability and managerial talent and protect our intellectual capital and competitive position. These employment agreements are further described below under the heading entitled “Potential Payments Upon Termination or Change in Control.”

Summary Compensation Table for 2010

The following table provides information regarding the compensation that we paid to our named executive officers for services rendered during fiscal year 2010.

						Nonequity	All
				Stock	Option	Incentive Plan	Other
Name	Year	Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Compensation(3)	Total

Ronald J. Packard	2010	$475,000	—	$261,900	$1,446,908	$471,200	$22,796	$2,677,804
Chief Executive Officer	2009	475,000	—	—	1,570,738	309,000	116,382	2,471,120
	2008	425,000	—	—	1,514,914	525,000	7,222	2,472,136
Harry T. Hawks	2010	62,307	—	589,750	1,092,080	32,877	5,600	1,782,614
Executive Vice President and	—	—	—	—	—	—	—	—
Chief Financial Officer	—	—	—	—	—	—	—	—
George B. Hughes, Jr.	2010	300,248	—	53,358	298,425	120,099	27,102	799,232
Executive Vice President of	2009	300,248	—	—	366,505	78,064	4,785	749,602
School Services	2008	253,109	—	—	267,553	109,003	1,261	630,926
Bruce J. Davis	2010	309,000	—	53,358	244,166	123,600	28,865	758,989
Executive Vice President of	2009	309,000	—	—	282,733	80,340	7,842	679,915
Worldwide Business Development	2008	300,000	—	—	—	120,000	6,485	426,485
Celia M. Stokes	2010	300,300	—	53,358	298,425	120,120	6,118	778,321
Executive Vice President and	2009	300,300	—	—	429,335	78,078	5,506	813,219
Chief Marketing Officer	2008	245,000	—	—	226,707	110,000	4,641	586,348
John F. Baule(4)	2010	117,300	—	—	—	—	354,349	471,649
Former Chief Operating Officer and	2009	351,900	—	—	314,148	123,165	5,905	795,118
Chief Financial Officer	2008	340,000	—	—	535,108	238,000	4,860	1,117,968

(1)	These columns represent the aggregate grant date fair value of restricted stock and stock options computed in accordance with FASB ASC Topic 718. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2010. See the following table entitled “Grants of Plan-Based Awards During 2010” for additional information on restricted stock and stock options granted during fiscal year 2010.

(2)	This column represents cash awards paid to the named executive officers early in fiscal year 2011 for performance with respect to fiscal year 2010.

(3)	The amounts in this column consist of 401(k) matching contributions, additional life insurance, long-term disability premiums and, with respect to Mr. Packard for fiscal year 2009, relocation expenses paid by us. In addition, with respect to Messrs. Hawks, Hughes and Davis, the amounts in this column for fiscal year 2010 include payments for temporary housing, respectively, as follows: $5,600, $20,560 and $20,560. For Mr. Baule, the amount shown includes severance payments and benefits in an amount equal to $351,900 made to Mr. Baule during fiscal year 2010 in connection with his termination of employment, which payments are described in more detail below under “Potential Payments Upon Termination or Change of Control — Employment Agreements.”

(4)	Mr. Baule resigned as Chief Operating Officer and Chief Financial Officer effective October 31, 2009.

Grants of Plan-Based Awards During 2010

The following table provides information regarding grants of plan-based awards to our named executive officers during fiscal year 2010. The awards described in the following table were granted under our Executive Bonus Plan and Equity Incentive Award Plan.

		Estimated
		Possible		All Other	All Other
		Payouts		Stock	Option
		under		Awards:	Awards:		Grant Date
		Nonequity		Number of	Number of	Exercise or	Fair Value
		Incentive Plan		Shares	Securities	Base Price	of Option
		Awards		of	Underlying	of Option	and Stock
		Target	Maximum	Stock(1)	Options(2)	Awards	Awards
Name	Grant Date	($)	($)	(#)	(#)	($/Sh)	($)

Ronald J. Packard	—	475,000	532,000	—	—	—	—
	7/13/09	—	—	15,000			261,900
	7/13/09	—	—	—	176,000	17.46	1,446,908
Harry T. Hawks	—	33,425 (3)	33,425	—	—	—	—
	5/20/10	—	—	25,000	—	—	589,750
	5/20/10	—	—	—	100,000	23.59	1,092,080
George B. Hughes, Jr.	—	120,099	120,099	—	—	—	—
	7/13/09	—	—	3,056	—	—	53,358
	7/13/09	—	—	—	36,300	17.46	298,425
Bruce J. Davis	—	123,600	123,600	—	—	—	—
	7/13/09	—	—	3,056	—	—	53,358
	7/13/09	—	—	—	29,700	17.46	244,166
Celia M. Stokes	—	120,120	120,120	—	—	—	—
	7/13/09	—	—	3,056	—	—	53,358
	7/13/09	—	—		36,300	17.46	298, 425
John F. Baule(4)	—	—	—	—	—	—	—

(1)	Represents restricted stock awards granted to our named executive officers in fiscal year 2010. The shares vest over a period of three years as described in more detail in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year End for 2010.”

(2)	Stock options were granted with exercise prices equal to or in excess of the fair market value of a share of our Common Stock subject to such option on the date of grant and are subject to performance vesting schedules, as further described in the footnotes to the following table entitled “Outstanding Equity Awards at Fiscal Year End for 2010.” The stock options with performance vesting schedules do not have minimum or maximum payout amounts.

(3)	Amount represents two months of Mr. Hawks’ prorated bonus target of 50% base salary based on the amount of time he served as our Chief Financial Officer.

(4)	Mr. Baule resigned as Chief Operating Officer and Chief Financial Officer effective October 31, 2009.

Outstanding Equity Awards at Fiscal Year End for 2010

The following table provides information regarding outstanding equity awards held by our named executive officers as of June 30, 2010. All such equity awards consist of restricted stock and stock options granted pursuant to our Amended and Restated Stock Option Plan, our Equity Incentive Award Plan or stand-alone award agreements. The section titled “Equity Awards” in this Compensation Discussion and Analysis provides additional information regarding the outstanding equity awards set forth in this table.

	Option Awards					Stock Awards
			Equity Incentive				Market
			Plan Awards:				Value of
	Number of	Number of	Number of			Number of	Shares or
	Securities	Securities	Securities			Shares or	Units of
	Underlying	Underlying	Underlying			Units of	Stock That
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Have Not
	Options	Options	Unearned	Exercise	Expiration	Have Not Vested	Vested
Name	Exercisable	Unexercisable	Options	Price	Date	(#)	($)

Ronald J. Packard(1)	—	176,000	—	$17.46	7/13/17	13,500	$299,430
	65,625	84,375	—	23.45	8/21/16	—	—
	134,447	22,415	—	13.66	7/12/15	—	—
	29,412	—	117,646	13.66	7/12/15	—	—
	52,288	—	26,143	13.66	7/12/15	—	—
	78,431	—	—	13.66	7/12/15	—	—
	117,645	—	—	7.65	12/31/12	—	—
	5,038	—	—	7.65	12/31/12	—	—
	39,215	—	—	7.65	12/31/12	—	—
	39,215	—	—	7.65	12/31/12	—	—
	117,647	—	—	7.65	12/31/12	—	—
	131,470	—	58,824	7.65	12/31/12	—	—
	—	—	294,117	30.60	12/31/10	—	—
Harry T. Hawks(2)	—	100,000	—	23.59	5/5/18	25,000	554,500
George B. Hughes, Jr.(3)	—	36,300	—	17.46	7/13/17	2,751	61,017
	15,312	19,688	—	23.45	8/21/16	—	—
	20,010	24,510	—	13.66	7/03/15	—	—
Bruce J. Davis(4)	—	29,700	—	17.46	7/13/17	2,751	61,017
	11,812	15,188	—	23.45	8/21/16	—	—
	29,656	18,383	—	9.18	2/01/15	—	—
Celia M. Stokes(5)	—	36,300	—	17.46	7/13/17	2,751	61,017
	17,937	23,063	—	23.45	8/21/16	—	—
	9,099	4,136	—	22.82	2/08/16	—	—
	20,220	9,191	—	13.66	7/03/15	—	—
	917	—	—	7.65	4/26/14	—	—
John F. Baule(6)	—	—	—	—	—	—	—

(1)	Mr. Packard’s outstanding unvested options are subject to time-based and performance-based vesting as described above. With respect to time-based vesting option grants, 44,000 options with an exercise price of $17.46 per share vested on July 13, 2010, and 11,000 options with an exercise price of $17.46 per share will vest every three months beginning on October 13, 2010 through July 13, 2013, subject to Mr. Packard’s continued employment through each such date. 37,500 options with an exercise price of $23.45 per share vested on August 21, 2009 and 9,375 options with an exercise price of $23.45 per share will vest every three months beginning on November 21, 2009 through August 21, 2012. 44,816 options with an exercise price of $13.66 per share vested on June 30, 2010 and 22,415 options with an exercise price of $13.66 per share will vest on January 1, 2011, subject to Mr. Packard’s continued employment through each such date. With respect to performance-based vesting of option grants, 26,144 options with an exercise price of $13.66 per share vested on June 30, 2009 resulting from the achievement of the aforementioned revenue and EBITDA targets set by the Board of Directors for fiscal year 2009, and 26,143 options with an exercise price of $13.66 per share vested in fiscal year 2010 based upon our Company’s attaining revenues and EBITDA goals during the preceding fiscal year. 29,412 of 147,058 options with an exercise price of $13.66 per share related to achievement of certain jurisdictional expansion and enrollment targets subsequent to January 1, 2009 vested on September 24, 2009 and an additional 29,412 vested on September 24, 2010 with the achievement of the aforementioned targets during fiscal 2010. The remaining 88,234 options will vest on dates that such achievement of certain jurisdictional expansion and enrollment targets are attained. 88,235 of 147,059 options with an exercise price of $7.65 per share related to EBITDA contributions associated with jurisdictional expansion vested on September 24, 2009, and the remaining 58,824 options vested on September 24, 2010 as such jurisdictional expansion and related EBITDA goals were attained during fiscal 2010. Finally, 294,117 options with an exercise price of $30.60 per share will vest upon the fair market value of a share of our Common Stock equaling $30.60, defined as the average closing price on the 10 most recent trading days immediately prior to such date. Mr. Packard’s outstanding shares of unvested restricted stock vests semi-annually with 20% vesting in the first year and 40% vesting in each of the next two years following the vesting start date of July 13, 2010.

(2)	Mr. Hawks’ outstanding unvested stock options vest over four years with 25% vesting on the first anniversary of the grant date of May 20, 2010 and 75% vesting in 12 equal quarterly installments thereafter. Mr. Hawks’ outstanding shares of unvested restricted stock vests semi-annually with 20% vesting in the first year and 40% vesting in each of the next two years following the vesting start date of May 20, 2011.

(3)	Mr. Hughes’ outstanding unvested options are subject to time-based vesting. 9,075 options with an exercise price of $17.46 per share vested on July 13, 2010 and 2,269 options with an exercise price of $17.46 per share will vest every three months beginning on October 13, 2010 through July 13, 2012, subject to Mr. Hughes’ continued employment though each such date. 8,750 options with an exercise price of $23.45 per share vested on August 21, 2009 and 2,187 options with an exercise price of $23.45 per share will vest every three months beginning on November 21, 2009 through August 21, 2012, subject to Mr. Hughes’s continued employment through each such date. 4,902 options with an exercise price of $13.66 per share will vest every three months beginning on July 3, 2009 through July 3, 2011, subject to Mr. Hughes’s continued employment through each such date. Mr. Hughes’ outstanding shares of unvested restricted stock vests semi-annually with 20% vesting in the first year and 40% vesting in each of the next two years following the vesting start date of July 13, 2010.

(4)	Mr. Davis’ outstanding unvested options are subject to time-based vesting. 7,425 options with an exercise price of $17.46 per share vested on July 13, 2010 and 1,856 options with an exercise price of $17.46 per share will vest every three months beginning on October 13, 2010 through July 13, 2012, subject to Mr. Davis’ continued employment though each such date. 6,750 options with an exercise price of $23.45 per share vested on August 21, 2009 and 1,687 options with an exercise price of $23.45 per share will vest every three months beginning on November 21, 2009 through August 21, 2012, subject to Mr. Davis’ continued employment through each such date. 6,127 options with an exercise price of $9.18 per share will vest every three months beginning on July 8, 2009 through January 8, 2011, subject to Mr. Davis’ continued employment through each such date. Mr. Davis’ outstanding shares of unvested restricted stock vests semi-annually with 20% vesting in the first year and 40% vesting in each of the next two years following the vesting start date of July 13, 2010.

(5)	Ms. Stokes’ outstanding unvested options are subject to time-based vesting. 9,075 options with an exercise price of $17.46 per share vested on July 13, 2010 and 2,269 options with an exercise price of $17.46 per share will vest every three months beginning on October 13, 2010 through July 13, 2012, subject to Ms. Stokes’ continued employment though each such date. 10,250 options with an exercise price of $23.45 per share vested on August 21, 2009 and 2,562 options with an exercise price of $23.45 per share will vest every three months beginning on November 21, 2009 through August 21, 2012, subject to Ms. Stokes’ continued employment through each such date. 827 options with an exercise price of $22.82 per share will vest every three months beginning on July 3, 2009 through July 3, 2011, subject to Ms. Stokes’ continued employment through each such date. 1,838 options with an exercise price of $13.66 per share will vest every three months beginning on

July 3, 2009 through July 3, 2011, subject to Ms. Stokes’ continued employment through each such date. 1,225 options with an exercise price of $7.65 per share will vest every three months beginning on September 21, 2009 through March 21, 2010, subject to Ms. Stokes’ continued employment through each such date. 1,226 options with an exercise price of $7.65 per share will vest every three months beginning on September 21, 2009 through March 21, 2010, subject to Ms. Stokes’ continued employment through each such date. Mr. Stokes’ outstanding shares of unvested restricted stock vests semi-annually with 20% vesting in the first year and 40% vesting in each of the next two years following the vesting start date of July 13, 2010.

(6)	Mr. Baule resigned as Chief Operating Officer and Chief Financial Officer effective October 31, 2009.

Option Exercises and Stock Vested

The following Option Exercises and Stock Vested table provides additional information about the value realized by the named executive officers on option award exercises and the vesting of restricted stock awards during the year ended June 30, 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
	(#)	($)	(#)	(#)

Ronald J. Packard	270,353	$3,534,173	1,500	$30,540
Harry T. Hawks	—	—	—	—
George B. Hughes, Jr.	20,011	187,565	305	6,210
Bruce J. Davis	50,000	724,302	305	6,210
Celia M. Stokes	21,000	279,890	305	6,210
John F. Baule	212,062	1,862,904	—	—

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to amounts deferred by the named executive officers under our non-qualified deferred compensation plan, which is discussed in more detail above.

Aggregate
	Executive	Company	Earnings	Aggregate	Aggregate
	Contributions in	Contributions in	in Last	Withdrawals/	Balance
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)	($)	($)

Ronald J. Packard	49,376	—	6,834	—	104,475
Harry T. Hawks	—	—	—	—	—
George B. Hughes, Jr.	—	—	—	—	—
Bruce J. Davis	—	—	—	—	—
Celia M. Stokes	—	—	—	—	—
John F. Baule	—	—	—	—	—

(1)	The entire amount reported in this column is included within the amount reported in the “Salary” column of the Summary Compensation Table for 2010.

(2)	We do not make contributions to our non-qualified deferred compensation plan for the benefit of our named executive officers.

Potential Payments Upon Termination or Change in Control

The Company has employment agreements with each of our named executive officers that provide for severance payments and, in some cases, other benefits upon certain terminations of employment.

Employment Agreements

Effective as of September 27, 2010, we entered into an amended and restated employment agreement for Mr. Packard. This amended and restated agreement extended the term of Mr. Packard’s employment until September 30, 2014 (subject to the possibility of annual extensions thereafter), and provides for (i) an initial annual base salary of $575,000 subject to annual review, (ii) an annual cash bonus to be awarded by the Board of Directors in its discretion with a target amount of 100% of his base salary but not to exceed 200% of his base salary, (iii) a grant of 145,530 shares of restricted stock, half of which immediately vested upon grant and half of which will vest in 12 equal quarterly installments commencing on September 30, 2011, subject to Mr. Packard’s continued employment with us on each applicable vesting date, (iv) the opportunity, based on achievement of certain performance goals to be established by the Compensation Committee, to receive additional grants of restricted stock subject to time-based vesting conditions in subsequent years, (v) full vesting of all outstanding stock options and restricted stock upon a change in control of the Company, and (vi) severance upon a termination of Mr. Packard’s employment without cause by us or due to “constructive termination” (generally, a material reduction in Mr. Packard’s duties, responsibilities or title) in an amount equal to three times Mr. Packard’s base salary, 50% of which would be payable in a lump sum and 50% of which would be payable in installments over an 18-month period, and the extension of the exercise date for Mr. Packard’s outstanding vested stock options until the earlier of 180 days following such termination or the expiration of the option term (subject to earlier termination in the event of a change in control). As under Mr. Packard’s prior employment agreement, upon termination of Mr. Packard’s employment due to his death, his estate will receive salary continuation payments for 180 days following his death and a portion of his annual performance bonus based upon the date on which such termination occurs. The amended and restated agreement also provides that Mr. Packard is subject to restrictive covenants during the term of the agreement and for certain periods following termination of employment, including confidentiality restrictive covenants during the term and for three years following termination, intellectual property restrictive covenants during the term, and nonsolicitation and noncompetition restrictive covenants while Mr. Packard is employed by us and during the 18-month period thereafter.

Mr. Hawks’ employment agreement, effective as of May 5, 2010, provides for his employment with us on an “at-will” basis. Upon a termination of Mr. Hawks’ employment for “good reason” (generally, a material breach of the employment agreement by us that is not cured within 60 days after written notice from Mr. Hawks), or by us without “cause,” Mr. Hawks is entitled to 12 months of salary continuation, payable at the same time and in the same manner as such salary had been paid prior to termination. The agreement also provides that Mr. Hawks will be subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Mr. Hughes’ employment agreement, effective as of July 9, 2007, provides for his employment with us on an “at-will” basis. Upon a termination of Mr. Hughes’ employment for “good reason” (generally, a material breach of the employment agreement by us that is not cured within 60 days after written notice from Mr. Hughes or a reduction in base salary), or by us without “cause,” Mr. Hughes is entitled to 180 days of salary continuation, payable at the same time and in the same manner as such salary had been paid prior to termination. The agreement also provides that Mr. Hughes will be subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Mr. Davis’ employment agreement, effective as of January 3, 2007, provides for his employment with us on an “at-will” basis. Upon a termination of Mr. Davis’ employment for “good reason” (generally, a material breach of the employment agreement by us that is not cured within 60 days, a reduction in base salary, a diminution or adverse change to title or the person to whom Mr. Davis reports prior to a change in control of the Company, a material diminution in authority, responsibilities or duties, a relocation of place of employment more than 25 miles from our headquarters, a material reduction in Mr. Davis’ compensation, assignment of a materially different title and responsibilities effectively demoting Mr. Davis, or if the employment agreement is not assumed by the successor within 90 days following a change in control of the Company), or by us without cause, Mr. Davis is entitled to 365 days of salary continuation. The agreement also provides that Mr. Davis will be subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Ms. Stokes’ employment agreement, effective as of March 20, 2006, provides for her employment with us on an “at-will” basis. Upon a termination of Ms. Stokes’ employment for “good reason” (generally, a material breach of the employment agreement by us that is not cured within 30 days), or by us without cause, Ms. Stokes is entitled to 180 days of salary continuation. The agreement also provides that Ms. Stokes will be subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which generally prohibits the unauthorized disclosure of our confidential information during and after the period of employment, ensures our right of ownership of any intellectual property developed during the period of employment, prohibits the solicitation of employees for one year following termination of employment and requires that any disputes regarding employment or termination of employment be subject to binding arbitration.

Effective October 31, 2009, Mr. Baule resigned as our Chief Operating Officer and Chief Financial Officer. In connection with his resignation and termination of service and in accordance with the terms of his employment agreement, Mr. Baule became entitled to severance payments in the amount of $351,900 which was the equivalent of one year of Mr. Baule’s annual salary at the time of his departure.

Change in Control Arrangements

The stock option agreements for outstanding stock options generally provide for accelerated and full vesting of unvested stock options upon certain corporate events. These events include a sale of all or substantially all of our assets, a merger or consolidation which results in the Company’s stockholders immediately prior to the transaction owning less than 50% of our voting stock immediately after the transaction, and a sale of our outstanding securities (other than in connection with an initial public offering) which results in our stockholders immediately prior to the transaction owning less than 50% of our voting stock immediately after the transaction. In addition, upon the foregoing events, Mr. Packard’s outstanding shares of unvested restricted stock will become fully vested as of immediately prior to such event. Other than the foregoing, none of the named executive officers is entitled to any additional payments upon a change in control of the Company.

Potential Value of Termination and Change in Control Benefits

The following table provides the dollar value of potential payments and benefits that each named executive officer would be entitled to receive upon certain terminations of employment and upon a change in control of the Company, assuming that the termination or change in control occurred on June 30, 2010, and the price per share of our Common Stock subject to the stock options equaled $22.18, the value of one share of our Common Stock on June 30, 2010, and, in the case of Mr. Packard, assuming his amended and restated employment agreement was in effect on June 30, 2010. For a discussion of our analysis of the fair market value of our Common Stock, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Accounting for Stock-based Compensation” of our Annual Report on Form 10-K for the year ended June 30, 2010.

Name	Payment	Death	Without Cause	Good Reason	Change in Control	Disability

Ronald J. Packard	Salary continuation	$283,562	$1,725,000	$1,725,000	—	—
	Target bonus payment	—	—	—	—	$575,000	(1)
	Option vesting	3,101,491	3,101,491	3,101,491	$3,101,491	3,101,491
	Restricted stock vesting	1,913,358	1,913,358	1,913,358	1,913,358	1,913,358
Harry T. Hawks	Salary continuation	—	400,000	400,000	—	—
	Option vesting	—	—	—	—	—
	Restricted stock vesting	554,500	554,500	—	—	554,500
George B. Hughes, Jr.	Salary continuation	—	148,067	148,067	—	—
	Option vesting	—	—	—	489,966	—
	Restricted stock vesting	67,782	67,782	—	—	67,782
Bruce J. Davis	Salary continuation	—	309,000	309,000	—	—
	Option vesting	—	—	—	379,163	—
	Restricted stock vesting	67,782	67,782	—	—	67,782
Celia M. Stokes	Salary continuation	—	148,093	148,093	—	—
	Option vesting	—	—	—	249,643	—
	Restricted stock vesting	67,782	67,782	—	—	67,782

(1)	Represents 100% of the pro-rata disability payment on the last day of the fiscal year.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

During fiscal year 2010, there were no transactions to which we were a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Policies and Procedures for Related-Party Transactions

We recognize that related-party transactions present a heightened risk of conflicts of interest and have adopted a policy to which all related-party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board of Directors, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board of Directors, will review the relevant facts and circumstances of all related-party transactions, including, but not limited to (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director, including the Chairman of the Audit Committee may participate in any approval of a related-party transaction to which he or she is a related party. The Board of Directors or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.

Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example, (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement, (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related-party transaction policy, all related-party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933 and the Exchange Act and related rules. Furthermore, any material related-party transactions are required to be disclosed to the full Board of Directors. In connection with becoming a public company, we established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related-party transactions that must be pre-approved under our related-party transactions policy.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements. See “Compensation Discussion and Analysis — Employment Agreements.”

Compensation Committee Interlocks and Insider Participation

In fiscal year 2010, there were no interlocking relationships existing between members of our Board of Directors and our Compensation Committee and members of the Board of Directors or the compensation committee of any other company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with on a timely basis for fiscal year 2010, except for a Form 4 for Andrew H. Tisch which was filed late on November 11, 2009 and a Form 4 for George B. Hughes which was filed late on April 16, 2010, both due to administrative errors.

PROPOSAL 2:
AMENDMENT TO 2007 EQUITY INCENTIVE PLAN

The Equity Incentive Award Plan was previously adopted by our Board of Directors and was approved by our stockholders prior to the initial public offering of our common stock. We are asking our stockholders to approve an amendment to the Equity Incentive Award Plan (the “Amendment”) to increase the maximum amount that may be paid in cash during any calendar year in relation to a performance-based award from $1 million to $3 million, to extend the termination date of the Equity Incentive Award Plan until the date that is 10 years from approval of the Amendment and to expand the list of performance criteria that may be used for purposes of granting performance awards under the plan.

In addition, we are asking our stockholders to approve the list of performance criteria in the Equity Incentive Award Plan that may be used for purposes of granting awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as such list of performance criteria is being expanded, as described below under the heading “Awards.” Shareholder approval of such criteria would preserve our ability to deduct compensation associated with future performance-based awards made under the Equity Incentive Award Plan to certain executives. Section 162(m) of the Internal Revenue Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights generally qualify as performance-based compensation. Other awards that we may grant under the Equity Incentive Award Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Compensation Committee. The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the stockholders must approve the material terms of the performance goals every five years.

In connection with our entry into a new employment agreement with our Chief Executive Officer, effective as of September 27, 2010, we have agreed, subject to the approval of this proposal, to grant to Mr. Packard the opportunity to receive an annual award of restricted stock as soon as practicable following the completion of each of the Company’s fiscal years 2011, 2012 and 2013, subject to the Chief Executive Officer’s continued employment with the Company on each applicable date of grant. The number of shares subject to each such restricted stock award shall have a fair market value (as of the date of grant of each such award) equal to between zero dollars and $1,250,000, and the actual amount of each such award will be determined based upon the Company’s attainment of one or more pre-established, objective performance goals that are within the list of performance criteria under the Equity Incentive Award Plan, as such list would be expanded by the Amendment, with the intent that each such award shall be treated as qualified performance-based compensation for purposes of Section 162(m) of the Code. The approval of this proposal will result in our Chief Executive Officer becoming eligible to receive such awards, in accordance with and subject to the terms of his employment agreement.

The Equity Incentive Award Plan is not being amended in any respect other than as described herein. If this proposal is not approved, the Amendment will not become effective, but the existing Equity Incentive Award Plan will remain in effect.

The following summarizes the terms of the Equity Incentive Award Plan. The following summary is qualified in its entirety by reference to the full text of the Equity Incentive Award Plan, as amended and restated, which is attached hereto as Appendix A.

Our Board of Directors recommends you vote “FOR” approval of the Amendment.

Share Reserve Under the Equity Incentive Award Plan

The Equity Incentive Award Plan originally provided an aggregate limit of 4,213,921 shares of our Common Stock available for issuance under the plan. The number of shares under the Equity Incentive Award Plan is increased by the number of shares of common stock related to awards granted under our Amended and Restated Stock Option Plan that are repurchased, forfeited, expired or are cancelled on or after the effective date of the Equity Incentive Award Plan. In addition, the Equity Incentive Award Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the plan on July 1 of each year during the 10-year term of the plan, beginning on July 1, 2008. The annual increase in the number of shares shall be equal to the least of:

•	4% of our outstanding common stock on the applicable July 1;

•	2,745,098 shares; or

•	a lesser number of shares as determined by our Board of Directors.

As of September 30, 2010, 3,759,580 shares of our Common Stock are subject to outstanding options granted under our Equity Incentive Award Plan. The weighted average exercise price of these options is $17.10, and the weighted average remaining contractual life of these options is 4.9 years. In addition, as of September 30, 2010, there are 520,827 unvested restricted shares of our Common Stock outstanding under the Equity Incentive Award Plan. The weighted average period over which these restricted shares are expected to vest is 3.0 years. The number of shares of our Common Stock subject to awards granted under the Equity Incentive Award Plan, and the holders of such awards, as of September 30, 2010, is more particularly set forth in the Plan Benefits Table below.

Administration

The Compensation Committee of our Board of Directors administers the Equity Incentive Award Plan (except with respect to any award granted to “independent directors” (as defined in the Equity Incentive Award Plan), which must be administered by our full Board of Directors). To administer the Equity Incentive Award Plan, our Compensation Committee must consist of at least two members of our Board of Directors, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and with respect to awards that are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, an “outside director” for purposes of Section 162(m). Subject to the terms and conditions of the Equity Incentive Award Plan, our Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Equity Incentive Award Plan. Our Compensation Committee is also authorized to establish, adopt, amend or revise rules relating to administration of the Equity Incentive Award Plan. Our Board of Directors may at any time revest in itself the authority to administer the Equity Incentive Award Plan. The full Board of Directors will administer the Equity Incentive Award Plan with respect to awards to non-employee directors.

Eligibility

Options, stock appreciation rights, or SARs, restricted stock and other awards under the Equity Incentive Award Plan may be granted to individuals who are then our officers or employees or are the officers or employees of any of our subsidiaries. Such awards may also be granted to our non-employee directors and consultants but only employees may be granted incentive stock options, or ISOs. The maximum number of shares that may be subject to awards granted under the Equity Incentive Award Plan to any individual in any calendar year cannot exceed 392,156.

Awards

The Equity Incentive Award Plan provides that our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors) may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance share awards, performance stock units, stock payments, deferred stock, performance bonus awards, performance-based awards, and other stock-based awards, or any combination thereof. The Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors) considers each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award.

•	Nonqualified stock options, or NQSOs, provide for the right to purchase shares of our common stock at a specified price which may not be less than the greater of the par value of a share of common stock on the date of grant or 85% of fair market value, and usually become exercisable (at the discretion of our Compensation

Committee or the Board of Directors, in the case of awards to non-employee directors) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance targets established by our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors). NQSOs may be granted for any term specified by our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors), but the term may not exceed 10 years.

•	Incentive stock options, or ISOs, are designed to comply with the provisions of the Internal Revenue Code and are subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within 10 years after the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Equity Incentive Award Plan provides that the exercise price must be more than 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of its grant.

•	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors). Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse.

•	Restricted stock units may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but subject to vesting conditions including continued employment or on performance criteria established by our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors). Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•	SARs may be granted in connection with stock options or other awards, or separately. SARs granted under the Equity Incentive Award Plan in connection with stock options or other awards typically provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option or other awards. Except as required by Section 162(m) of the Internal Revenue Code with respect to SARs intended to qualify as performance-based compensation, there are no restrictions specified in the Equity Incentive Award Plan on the exercise of SARs or the amount of gain realizable therefrom. Our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors) may elect to pay SARs in cash or in common stock or in a combination of both.

•	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•	Performance awards (i.e., performance share awards, performance stock units, performance bonus awards, performance-based awards and deferred stock) may be granted by our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors) on an individual or group basis. Generally, these awards are based upon specific performance targets and may be paid in cash or in common stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon increases in the price of our common stock over a predetermined period. Performance awards may also include bonuses that may be granted by our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors) on an individual or group basis, which may be paid on a current or deferred basis and may be payable in cash or in common stock or in a combination of both. The Amendment to the Equity Incentive Award Plan would increase the maximum amount of any such bonuses to a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code from $1,000,000 to $3,000,000 for any fiscal year during the term of the Equity Incentive Award Plan. In connection with this proposal, we are asking our shareholders to approve the list of performance criteria that may be used for purposes of granting awards that are intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code, which list of performance criteria, as expanded by the Amendment, consists of the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, working capital, earnings per share of our common stock, and price per share of our common stock, number of new states entered, number of new countries entered, number of new schools, number of students/new students, student retention percentage, number of new courses, number of classrooms using our curriculum, academic performance, infrastructure scaling, new product development, business development, human capital development, cost management and contract renewals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

•	Stock payments may be authorized by our Compensation Committee (or the Board of Directors, in the case of awards to non-employee directors) in the form of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement, made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to employees, consultants or members of our Board of Directors.

Corporate Transactions

In the event of a change of control where the acquiror does not assume awards granted under the Equity Incentive Award Plan, awards issued under the Equity Incentive Award Plan are subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. Under the Equity Incentive Award Plan, a change of control is generally defined as:

•	a transaction or series of related transactions (other than an offering of our stock to the general public through a registration statement filed with the SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition;

•	during any two-year period, individuals who, at the beginning of such period, constitute our Board of Directors together with any new director(s) whose election by our Board of Directors or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our Board of Directors; or

•	our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities or a merger, consolidation, reorganization, or business combination after which no person or entity owns 50% of the successor company’s voting power, (y) the sale, exchange or transfer of all or substantially all of our assets in any single transaction or series of transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction (A) that results in our outstanding voting securities immediately before the transaction continuing after such transaction to represent a majority of the voting power of the successor company’s outstanding voting securities and (B) generally after which no person or entity owns 50% of the successor company’s voting power.

Amendment and Termination of the Equity Incentive Award Plan

Our Board of Directors or our Compensation Committee may terminate, amend or modify the Equity Incentive Award Plan. However, shareholder approval of any amendment to the Equity Incentive Award Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the Equity Incentive Award Plan that increases the number of shares available under the Equity Incentive Award Plan. If not terminated earlier by the Compensation Committee or the Board of Directors, as originally adopted, the Equity Incentive Award Plan will terminate on the tenth anniversary of the date of its initial approval by our Board of Directors.

Plan Benefits Table

The table below shows, as to our named executive officers and the various indicated groups, the number of shares of our Common Stock subject to outstanding awards granted under the Equity Incentive Award Plan that are outstanding as of September 30, 2010. All future awards under the Equity Incentive Award Plan will be subject to the discretion of the Compensation Committee, except that (i) in accordance with the terms of our Director Compensation Plan, each of our non-employee directors receives an automatic annual grant of shares of restricted stock having a fair market value as of the date of grant equal to $60,000 and (ii) in accordance with the terms of his employment agreement, Mr. Packard will be eligible to receive an annual award of restricted stock as soon as practicable following the completion of each of the Company’s fiscal years 2011, 2012 and 2013. The number of shares subject to each such annual restricted stock award for Mr. Packard will have a fair market value equal to between $0 and $1,250,000 as of the date of grant of each such award, with the actual amount of the award determined based upon our attainment of one or more pre-established, objective performance goals.

		Number of
		Shares Subject
		to Unvested
		Restricted
	Number of Shares Subject to	Stock
	Stock Option Awards(1)	Awards(2)
Name and Position	(#)	(#)

Ronald J. Packard	881,187	37,000
Chief Executive Officer
Harry T. Hawks	—	25,000
Executive Vice President and Chief Financial Officer
George B. Hughes, Jr.	51,669	14,445
Executive Vice President of School Services
Bruce J. Davis	64,692	14,445
Executive Vice President of Worldwide Business Development
Celia M. Stokes	65,586	14,445
Executive Vice President and Chief Marketing Officer
John F. Baule(3)	—	—
Former Chief Operating Officer and Chief Financial Officer
All current executive officers as a group	1,063,134	105,335
All employees who are not executive officers	2,568,316	393,672
All non-employee directors as a group	128,130	21,820

(1)	As of September 30 2010, 3,759,580 shares of our Common Stock are subject to outstanding options granted under our Equity Incentive Award Plan. The weighted average exercise price of these options is $17.10, and the weighted average remaining contractual life of these options is 4.9 years.

(2)	As of September 30, 2010, there are 520,827 unvested restricted shares of our Common Stock outstanding under the Equity Incentive Award Plan. The weighted average period over which these restricted shares are expected to vest is 3.0 years.

(3)	Mr. Baule resigned as Chief Financial Officer and Chief Operating Officer effective October 31, 2009.

Stock-based Incentive Plan Information

The following table provides certain information as of June 30, 2010, with respect to our equity compensation plans under which common stock is authorized for issuance:

Equity Compensation Plan Information
as of June 30, 2010

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	under Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))

Equity compensation plans approved by security holders(1)	3,913,847	$16.81	841,754
Equity compensation plans not approved by security holders	—	—	—

Total	3,913,847	$16.81	841,754

(1)	Includes shares under the 2007 Equity Incentive Award Plan.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of BDO USA, LLP, or BDO USA, as the Company’s independent registered public accounting firm for fiscal year 2011. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. We currently anticipate that a representative of BDO USA will attend the Annual Meeting and this representative will be provided an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders, if any.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company’s independent registered public accounting firm.

Our Board of Directors recommends you vote “FOR” ratification of BDO USA as the Company’s independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees and expenses billed to us by BDO USA for fiscal years 2009 and 2010:

	2009	2010

Audit Fees	$909,000	$865,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$909,000	$865,000

Audit Fees are for professional services for the Company’s annual audit, including the audit of internal control over financial reporting for fiscal years 2009 and 2010, reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal years 2009 and 2010 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors, as well as legal counsel. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 114, as amended (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2010, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the U.S. Securities and Exchange Commission on September 13, 2010. The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of BDO USA as the Company’s independent registered public accounting firm for fiscal year 2011, and the Board of Directors concurred in its recommendation.

Members of the Audit Committee

Steven B. Fink (Chairman)
Guillermo Bron
Nathaniel A. Davis
Thomas J. Wilford

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

DELIVERY OF SECURITY HOLDER INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Proxy Statement to you if you write us at the following address: K12 Inc., 2300 Corporate Park Drive, Herndon, Virginia 20171, Attention: General Counsel and Secretary or call us at 703-483-7000. If you want to receive separate copies of other proxy statements in the future, or if you are receiving multiple copies of proxy statements and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to November 3, 2011. Accordingly, stockholder proposals must be received no later than July 6, 2011. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Rule 14a-5(e) of the Exchange Act additionally provides that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary of this proposal in writing at least 45 days prior to the anniversary of the date on which we mailed our proxy materials for the prior year’s annual meeting of stockholders. Accordingly, for our 2011 annual meeting, any notification must be made no later than October 12, 2011. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that the Company filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from the Company, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, by written request addressed to K12 Inc., 2300 Corporate Park Drive, Herndon, VA 20171, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.

In order to obtain any documents you request from the Company in time for the Annual Meeting, you must request the documents from the Company by Thursday, December 9, 2010, which is five business days prior to the date of the Annual Meeting.

You should rely only on the information contained in this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 26, 2010. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

K12 INC.

2007 EQUITY INCENTIVE AWARD PLAN
(as amended and restated on September 27, 2010)

ARTICLE 1

PURPOSE

The purpose of the K12 Inc. 2007 Equity Incentive Award Plan, as amended and restated (the “Plan”) is to promote the success and enhance the value of K12 Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1  “Administrator” means the entity or person that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 12.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.5 of the Plan, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2  “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance Bonus Award granted to a Participant pursuant to the Plan.

2.3  “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4  “Board” means the Board of Directors of the Company.

2.5  “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6  “Code” means the Internal Revenue Code of 1986, as amended.

2.7  “Committee” means the committee of the Board described in Article 12.

2.8  “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Company or of any Parent or Subsidiary; and

(c) The consultant or adviser is a natural person.

2.9  “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10  “Director” means a member of the Board, or as applicable a member of the board of directors of a Subsidiary.

2.11  “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.12  “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.1 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13  “Effective Date” has the meaning set forth in Section 13.1.

2.14  “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

2.15  “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Parent or Subsidiary.

2.16  “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18  “Expiration Date” has the meaning set forth in Section 13.2.

2.19  “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales price are reported.

2.20  “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.21  “Independent Director” means a Director of the Company who is not an Employee.

2.22  “Misconduct” means the occurrence of any of, but not limited to, the following: (i) the Participant is charged with any felony or any crime involving fraud or dishonesty; (ii) the Participant’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Parent or Subsidiary; (iii) conduct by the Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if the Participant is an executive officer, by the Board), demonstrates the Participant’s unfitness to serve; (iv) the Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Parent or Subsidiary; (v) the Participant’s violation of state or federal law in connection with the Participant’s performance of his or her job which has an adverse effect on the Company and/or any Parent or Subsidiary; and (vi) the Participant’s violation of Company policy which has a material adverse effect on the Company and/or any Parent or Subsidiary. Notwithstanding the foregoing, the Participant’s Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Administrator it its sole and exclusive judgment and discretion.

2.23  “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

2.24  “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.25  “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26  “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 of the Plan.

2.27  “Parent” means any “parent corporation, as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder, of the Company or any other entity which beneficially owns, directly or indirectly, a majority of the outstanding voting stock or voting power of the Company.

2.28  “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.29  “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.30  “Performance Bonus Award” has the meaning set forth in Section 8.5.

2.31  “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, working capital, earnings per share of Stock, and price per share of Stock, number of new states entered, number of new countries entered, number of new schools, number of students/new students, student retention percentage, number of new courses, number of classrooms using our curriculum, academic performance, infrastructure scaling, new product development, business development, human capital development, cost management and contract renewals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. To the extent an Award is intended to be Qualified Performance-Based Compensation, the Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.32  “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual. To the extent an Award is intended to be Qualified Performance-Based Compensation, the Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.33  “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.34  “Plan” means this K12 Inc. 2007 Equity Incentive Award Plan, as it may be amended from time to time.

2.35  “Public Trading Date” means the first date upon which the Company is subject to the reporting requirements of Section 13 or 15(d)(2) of the Exchange Act.

2.36  “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37  “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.38  “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.39  “Securities Act” means the Securities Act of 1933, as amended.

2.40  “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.41  “Stock Appreciation Right” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of such number of shares of Stock on the date the Stock Appreciation Right was granted as set forth in the applicable Award Agreement.

2.42  “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.43  “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder of the Company or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.44  “Successor Entity” has the meaning set forth in Section 2.5.

2.46  “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant to the Company or to a Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Parent or Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.47  “Termination of Directorship” means the time when a Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.48  “Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company or any Parent or Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Parent or Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Parent or Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

2.49  “Termination of Service” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of a Subsidiary), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant of the Company or any Parent or Subsidiary.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 4,000,000 shares of Stock; plus (ii) with respect to awards granted under the K12 Inc. Amended and Restated Stock Option Plan (the “Prior Plan”) on or before the Effective Date that expire or are canceled without having been exercised in full or shares of Stock that are forfeited or repurchased pursuant to the terms of awards granted under the Prior Plan, the number of shares of Stock subject to each such award as to which such award was not exercised prior to its expiration or cancellation or which are forfeited or repurchased by the Company. The aggregate number of shares of Stock subject to outstanding awards under the Prior Plan was 17,492,637 shares of Stock. In addition, subject to Article 11, commencing on July 1, 2008, and on each July 1 thereafter during the term of the Plan through and including July 1, 2017, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the least of: (i) 4% of the Company’s outstanding shares of Stock on the applicable July 1; (ii) 14,000,000 shares; and (iii) a lesser number of shares of Stock as determined by the Board (the “Evergreen”). Accordingly, the number of shares of Stock which shall be available for sale under the Plan shall be subject to increase under the preceding sentence only on July 1, 2008 and on each subsequent July 1 through and including July 1, 2017. Notwithstanding anything in this Section 3.1(a) to the contrary, the number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall not exceed an aggregate of 21,492,637 shares of Stock, plus the increases in the shares of Stock pursuant to the Evergreen, subject to Article 11. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in the preceding sentence, and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Article 6 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Parent or Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(c) Notwithstanding the provisions of Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2  Stock Distributed.  Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3  Limitation on Number of Shares and Values Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000; provided, however, that such limitation shall not apply until the Plan is approved by the stockholders of the Company in 2010.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1  Eligibility.  Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2  Participation.  Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3  Foreign Participants.  In order to assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the limitations on the number of shares of Stock (a) issued or transferred pursuant to Awards under the Plan, as detailed in Section 3.1, and (b) issued or transferred pursuant to Awards granted to any one Participant during any calendar year, as detailed in Section 3.3 of the Plan.

ARTICLE 5

STOCK OPTIONS

5.1  General.  The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)  Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that, subject to Section 5.2(d), the exercise price for any Option shall not be less than par value of a share of Stock on the date of grant.

(b)  Time and Conditions of Exercise.  The Administrator shall determine the time or times at which an Option may be exercised in whole or in part. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)  Payment.  The Administrator shall determine the methods, terms and conditions by which the exercise price of an Option may be paid, and the form and manner of payment, including, without limitation, payment in the form of: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) other property acceptable to the Administrator (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Administrator shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)  Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Administrator.

5.2  Incentive Stock Options.  The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 13.2 and this Section 5.2.

(a)  Eligibility.  Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(b)  Exercise Price.  The exercise price per share of Stock shall be set by the Administrator; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c)  Expiration.  Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d)  Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)  Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f)  Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g)  Transferability; Right to Exercise.  An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h)  Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3  Substitution of Stock Appreciation Rights.  The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1  Grant of Restricted Stock.  The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2  Issuance and Restrictions.  Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

6.3  Repurchase or Forfeiture.  Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Service under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4  Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

7.2  Stock Appreciation Rights.

(a) A Stock Appreciation Right shall have a term set by the Administrator. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator; provided, however, that the Administrator in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a Termination of Service or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3  Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b) To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1  Dividend Equivalents.

(a) Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b) Dividend Equivalents granted with respect to Options or Stock Appreciation Rights that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or Stock Appreciation Right is subsequently exercised.

8.2  Stock Payments.  Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance goals determined appropriate by the Administrator.

8.3  Restricted Stock Units.  The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

8.4  Other Stock-Based Awards.  Any Eligible Individual selected by the Administrator may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.5  Performance Bonus Awards.  Any Eligible Individual selected by the Administrator may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.6  Term.  Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Stock-Based Award shall be set by the Administrator in its discretion.

8.7  Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price, if any, of any Award of any Stock Payments, Restricted Stock Units or Other Stock-Based Awards; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.8  Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Administrator.

8.9  Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1  Purpose.  The purpose of this Article 9 is to provide the Administrator the ability to qualify Awards other than Options and Stock Appreciation Rights and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2  Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3  Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4  Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5  Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1  Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2  Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3  Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, a Parent, or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, a Parent, or a Subsidiary. Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Administrator by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service with the Company, a Parent, or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4  Beneficiaries.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

10.5  Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6  Paperless Administration.  In the event that the Company establishes for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1  Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock other than an Equity Restructuring, the Administrator may make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Unit Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the Award Limit).

11.2  Acceleration Upon a Change in Control.  Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

11.3  No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.4  Restrictions on Exercise.  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12

ADMINISTRATION

12.1  Administrator.  Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board. The term “Administrator” as used in this Plan shall apply to any person or persons who at the time have the authority to administer the Plan. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and such committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director, and with respect to awards that are intended to be Performance-Based Awards, an “outside director” within the meaning of Section 162(m) of the Code; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board and (b) the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which, following the Public Trading Date, are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder. Except as may otherwise be provided in any charter of the

Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2  Action by the Administrator.  Unless otherwise established by the Board or in any charter of the Company or the Committee, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

12.3  Authority of Administrator.  Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4  Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5  Delegation of Authority.  To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board or the Committee.

12.6  Amendment or Exchange of Awards.  The Administrator may (i) amend any Award to reduce the per share exercise price of such an Award below the per share exercise price as of the date the Award is granted and

(ii) grant an Award in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1  Effective Date.  The Plan was originally effective as of the day prior to the Public Trading Date (the “Effective Date”). The amendments to the Plan, as approved by the Board in 2010, shall not become effective unless and until the Company’s stockholders approve the Plan as amended and restated.

13.2  Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the date this Plan is approved by the Board in 2010 (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.3  Approval of Plan by Stockholders.  The Plan was submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial approval of the Plan and shall be submitted for the approval of the Company’s stockholders within twelve (12) months after approval of the Plan by the Board in 2010. If the Board determines that Awards other than Options and Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved by the Plan.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1  Amendment, Modification, And Termination.  With the approval of the Board, at any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

14.2  Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1  No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2  No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3  Withholding.  The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or any

Parent or Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4  No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary.

15.5  Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

15.6  Indemnification.  To the extent allowable pursuant to applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7  Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Parent or Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8  Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9  Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10  Fractional Shares.  No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

15.11  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12  Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the

Securities Act any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares of Stock in such manner as it deems advisable to ensure the availability of any such exemption.

15.13  Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.14  Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

☒ PLEASE MARK VOTES REVOCABLE PROXY AS IN THIS EXAMPLE K12 INC. 2010 ANNUAL MEETING OF STOCKHOLDERS This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders on December 16, 2010, 10:00 A.M. The undersigned stockholder of K12 Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ronald J. Packard and Howard D. Polsky, and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the annual meeting of stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington DC 20004-1304, on Thursday, December 16, 2010, at 10:00 A.M., Eastern Time, and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. Please be sure to date Date and sign this proxy card in the box below. Sign above For With— hold 1. ELECTION OF DIRECTORS To serve c c one-year terms: 01 Craig R. Barrett 05 Mary H. Futrell 06 02 Guillermo Bron Ronald J. Packard 07 Jane 03 Nathaniel A. M. Swift 08 Andrew H. Davis 04 Steven B. Tisch Fink (INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) on the line below.) 2 APPROVAL OF AMENDED AND RESTATED For Against Abstain 2007 EQUITY INCENTIVE AWARD PLAN AND APPROVAL OF PERFORMANCE CRITERIA c c c For Against Abstain 3. RATIFICATION OF BDO USA, LLP AS c c c INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011 The Board of Directors recommends a vote “FOR” the proposals set forth in the paragraphs above. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, such Proxy will be voted “FOR” the proposals. When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side hereof. Stockholders who plan to attend the annual meeting may revoke their Proxy by attending and casting their vote at the annual meeting in person. PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ’ c x y Ã Detach above card, sign, date and mail in postage paid envelope provided. Ã K12 INC. PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The abovesigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2010 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting. PLEASE SIGN name(s) exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the Proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority. THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PROXY MATERIALS ARE AVAILABLE ON-LINE AT: proxy.ir.K12.com —